As filed with the Securities and Exchange Commission on August 9, 2005
Registration No. 333-_____

===========================================================================================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________

ARIEL WAY, INC.

(Name of registrant as specified in its charter)

Florida	6794	65-0983277
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Arne Dunhem
8000 Towers Crescent Drive		8000 Towers Crescent Drive
Suite 1220		Suite 1220
Vienna, VA 22182		Vienna, VA 22182
(703) 918-2430		(703) 918-2430
(Address and telephone number		(Name, address, and telephone
of principal executive offices)		number of agent for service)

	Copies to:	Clayton E. Parker, Esq.
Jay R. Schifferli, Esq.		Ronald S. Haligman, Esq.
Kelley Drye & Warren LLP		Kirkpatrick & Lockhart LLP
8000 Towers Crescent Drive		201 South Biscayne Boulevard
Suite 1200		Suite 2000
Vienna, VA 22182		Miami, Florida 33131
(703) 918-2300		Telephone: (305) 539-3300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering.  ☐

If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Common stock, par value $0.001 per share	36,776,974	$0.025	$919,424	$108.22
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the closing sell price as of August 5, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus subject to completion, dated August 9, 2005

PROSPECTUS

ARIEL WAY, INC.

36,776,974 Shares of Common Stock

This prospectus relates to the sale of up to 36,776,974 shares of our common stock by certain persons who are, or will become, stockholders of Ariel Way, Inc. All of the shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

The selling stockholders consist of:

-
Cornell Capital Partners, L.P., which intends to sell up to an aggregate amount of 34,985,543 shares of common stock, which includes 30,000,000 shares of common stock which may be issued pursuant to a Standby Equity Distribution Agreement entered into July 21, 2005 (“the 2005 Standby Equity Distribution Agreement”), 3,318,876 shares of common stock issued as commitment fee which may be issued pursuant to the 2005 Standby Equity Distribution Agreement and 1,666,667 shares of common stock which may be issued as conversion shares pursuant to a Secured Convertible Debenture.

-
Newbridge Securities Corporation, an unaffiliated broker-dealer retained by Ariel Way in connection with the 2005 Standby Equity Distribution Agreement, which intends to sell up to 40,000 shares of common stock issued as a placement agent fee.

-	Michael H. Jordan, who intends to sell up to 251,431 shares of common stock acquired pursuant to an Independent Consulting Agreement dated August 16, 2004.

-
Other selling stockholders, who are former employees and shareholders of Enfotec, Inc., including Bob Bova, Uros Janko, Viv Freke, Ken Drewlo, Seo O’Riordain and Kevin Mun, who intend to sell up to 1,500,000 shares of common stock received by them in connection with our acquisition of Enfotec, Inc. on September 30, 2004.

Cornell Capital is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock pursuant to the 2005 Standby Equity Distribution Agreement. Pursuant to the 2005 Standby Equity Distribution Agreement entered into on July 21, 2005, Cornell Capital will pay us 96% of lowest volume weighted average price of our common stock during the 5 consecutive trading-day period immediately following a notice date to Cornell Capital. The 4% discount on the purchase of the common stock to be received by Cornell Capital and the commitment fee are underwriting discounts. In addition, Cornell Capital is entitled to retain 3% of the proceeds raised by us under the 2005 Standby Equity Distribution Agreement.

We have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the 2005 Standby Equity Distribution Agreement. Newbridge was paid a $10,000 placement agent fee, paid by the issuance of 40,000 shares of our common stock in lieu of cash.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “AWYI”. On August 3, 2005, the last reported sale price of our common stock was $0.025.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 6.

With the exception of Cornell Capital, which is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of our common stock under the 2005 Standby Equity Distribution Agreement, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering shall terminate on or before two years after the SEC first declares this Registration Statement effective. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2005.

TABLE OF CONTENTS

TABLE OF CONTENTS	i
PROSPECTUS SUMMARY	1
THE OFFERING	3
SUMMARY FINANCIAL INFORMATION	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
CAPITALIZATION	21
2005 STANDBY EQUITY DISTRIBUTION AGREEMENT	22
MARKET PRICE FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	24
DESCRIPTION OF BUSINESS	25
DEVELOPMENT OF BUSINESS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	31
LEGAL PROCEEDINGS	37
MANAGEMENT	37
FISCAL YEAR END OPTIONS/SAR VALUES	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43
DESCRIPTION OF SECURITIES	45
SELLING STOCKHOLDERS	46
PLAN OF DISTRIBUTION	49
EXPERTS	51
LEGAL MATTERS	51
AVAILABLE INFORMATION	51

We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year ended December 31, 2004, is contained in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2005. On February 2, 2005 we consummated an acquisition of Old Ariel Way, Inc. and adopted a September 30 fiscal year. Our annual audited financial statements will subsequently be as of a fiscal year ended September 30.

i

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and common stock being offered and the consolidated financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated by reference, including the “Risk Factors” beginning on page 6.

In this prospectus, “Ariel Way”, “we,”“us,”“our” and the “Company” refer to Ariel Way, Inc. and its subsidiaries unless the context otherwise requires.

Our Company

The Company

Ariel Way is a technology and services company for highly secure global communications solutions and technologies. We are focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries. Our communications solutions are provided by our majority-owned subsidiary dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”), and our technology development effort for highly secure telecommunications services is conducted through our wholly-owned subsidiary Enfotec, Inc., a Delaware corporation (“Enfotec”). We were initially named Netfran Development Corp., and we provided franchise Internet web site design and consulting services until, on February 2, 2005, when we acquired Ariel Way, Inc. (“Old Ariel Way”) in a share exchange transaction. Old Ariel Way was engaged in the development of highly secure global communications technologies. After the acquisition of Old Ariel Way, we ceased to conduct the franchise business we had previously conducted in order to concentrate solely on the development of the highly secure global communications technology business.

dbsXmedia provides communication infrastructure and integrated multimedia services to corporations throughout the United States and Europe. dbsXmedia's executive management has over 25 years of experience in the video and transmission industry. dbsXmedia operates from offices in Plymouth, United Kingdom and Frederick, Maryland, providing solutions for Business Television (BTV), digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks. Digital signage includes technologies using LCD TV and plasma screens to deliver video based messaging directly to consumer audiences. Digital signage is an effective direct advertising method providing individually targeted marketing. Integrated multimedia services include music radio, video, and IP (Internet Protocol)-based file transfer for training/catalogs/point of sale integrated with other information to the clients.

dbsXmedia provides services to clients who are leading retail and finance-oriented services companies and leading technology and manufacturing companies. We estimate that consolidation in the BTV industry in 2005 will provide dbsXmedia with good opportunities for growth and partnering as result of diminished competition in the marketplace. dbsXmedia intends to launch its next generation of services in the fourth quarter of 2005. The new services are designed to give existing and new customers the ability to change from current broadcast technology called MPEGII to upgraded multimedia service technologies based on the IP technology. We believe that our ability to deliver these services over satellite, terrestrial DSL broadband and the emerging wireless standard called WiMAX will enable dbsXmedia to compete successfully in the retail digital signage market and the BTV industry. Interactive media provides retail satellite services, that are currently "dumb", meaning they do not allow the user/viewer to make real-time choices, to select content other than the "standard issue version". We believe this will permit personalized experience and better training because the addition of interactivity will allow users to control the content and therefore adapt it to their need or environment. dbsXmedia aims to achieve this over all our delivery mechanisms - satellite, terrestrial and wireless.

Enfotec is a development stage company that designs, manufactures and markets high-speed security appliance solutions with a fully-integrated Linux operating system, which is an open-based operating system that integrates high-performance Virtual Private Network, “VPN”, firewall, intrusion detection, anti-virus and management in a single network appliance. Enfotec’s “EN” Security Appliance and “CSA” Custom Security Appliance products feature hardware-based technology that delivers true wire-line data speed performance and high level of security. The Enfotec EN series of products is scalable while being easy to configure and manage. The EN series of products also enable third party software applications to be integrated, thus providing a flexible approach to data and telecommunications security. We believe that Enfotec’s products differentiate from other security appliances that require proprietary, expensive customized semiconductor chips, operating systems and computer data systems. Enfotec designs firmware and software technologies, for which we have filed patent disclosure documents with the US Patent Office, utilizes standard off-the-shelf components combined with the Linux operating system. We believe this provides customers with high performance in a non-proprietary, cost effective, hardware-based security appliance.

The Enfotec EN Series is intended to have product models that range from the EN5 to the EN500, where the product numbers delineate performance benchmarks as the VPN traffic throughput data speed in megabits per second. These models support data speeds up to a gigabit per second of firewall performance while simultaneously supporting 500 megabits per second of true 3DES-CBC VPN encryption, a description which is the industry standard encryption method used for data traffic over the Internet. These performance benchmarks are achieved with standard personal computer “PC” based hardware by utilizing Enfotec’s technologies, for which we have filed disclosure documents with the US Patent Office for protection of these technologies for highly secure telecommunication: Chain Packet Processing, “CPP” and Packet Signature Recognition, “PSR”. Enfotec’s CPP technology enables utilization of up to 97% of the capacity of the standard PC Internal data bus “PCI”, as in an ordinary desktop PC, versus the 40% of the capacity of the standard PCI that is generally seen in the industry. Enfotec’s PSR technology is a firmware algorithm that can check packet signature patterns at data speeds up to a gigabit per second. These differentiating technologies utilize other Enfotec firmware based intellectual property that can actually be upgraded in the same product model chassis. We believe that proprietary security appliances from other product providers do not provide this type of protection.

About Us

Our principal office is located at 8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182 and our main telephone number is (703) 918-2430.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are, or will become our stockholders. The selling stockholders consist of:

-
Cornell Capital Partners, L.P., which intends to sell up to an aggregate amount of 34,985,543 shares of common stock, which includes 30,000,000 shares which may be issued pursuant to a 2005 Standby Equity Distribution Agreement, 3,318,876 shares of common stock issued as commitment fee pursuant to a 2005 Standby Equity Distribution Agreement and 1,666,667 shares of common stock which may be issued as conversion shares pursuant to a Secured Convertible Debenture.

-
Newbridge Securities Corporation, an unaffiliated broker-dealer retained by Ariel Way in connection with the 2005 Standby Equity Distribution Agreement, which intends to sell up to 40,000 shares of common stock issued as a placement agent fee.

-	Michael H. Jordan, who intends to sell up to 251,431 shares of common stock acquired pursuant to an Independent Consulting Agreement dated August 16, 2004.

-
Other selling stockholders, who are former employees and shareholders of Enfotec, Inc., including Bob Bova, Uros Janko, Viv Freke, Ken Drewlo, Seo O’Riordain and Kevin Mun, who intend to sell up to 1,500,000 shares of common stock pursuant to an Agreement and Plan of Merger between Old Ariel Way and Enfotec, Inc., dated September 30, 2004.

Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital shares of our common stock for a total purchase price of up to $50.0 million. Cornell Capital will purchase the shares of common stock for 96% of the lowest volume weighted average price of Ariel Way’s common stock during the 5 consecutive trading-day period immediately following a notice date to Cornell Capital. In addition, Cornell Capital is entitled to retain 3% of the proceeds we raise through the sale of shares under the 2005 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, executed on September 30, 2004, (“the 2004 Standby Equity Distribution Agreement”), Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of the acquisition of Old Ariel Way on February 2, 2005. Cornell Capital intends to sell such shares at the then prevailing market price.

Brokers or dealers effecting transactions in the shares being registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Common Stock Offered
36,776,974 shares by selling stockholders (if we issue no other common stock, the number of shares being registered in this offering will represent approximately 52.4% of the total number of shares of common stock outstanding upon their issuance).

Offering Price	Market price
Common Stock Outstanding Before the Offering	38,286,943 shares (1)
Use of Proceeds
Ariel Way will not receive any proceeds from the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the 2005 Standby Equity Distribution Agreement will be used for general corporate purposes and for potential acquisitions (none of which have been identified as of the date of this Prospectus).

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”
Over-the-Counter Bulletin Board Symbol	“AWYI”

____________
(1)	This number excludes 2,810,097 shares of common stock underlying outstanding options and warrants and 1,666,667 shares of common stock underlying outstanding convertible debentures.

SUMMARY FINANCIAL INFORMATION

On February 2, 2005 (the “Effective Time”), we completed the acquisition of Old Ariel Way under the terms of the Share Exchange Agreement dated January 20, 2005. As a result of the share exchange transaction, the former shareholders of Old Ariel Way now own a substantial majority of our common stock.

The following information was taken from our audited financial statements for the years ended December 31, 2004 (audited) and December 31, 2003 (audited) which are the financials based on our operations prior to the Old Ariel Way acquisition and of Old Ariel Way for the year ended September 30, 2004 (audited). As a result of the share exchange transaction on February 2, 2005 the unaudited financial statements for the six month periods ending on March 31, 2005 (unaudited) and March 31, 2004 (unaudited) represent the financial statements for the operation of Old Ariel Way. As a result of the share exchange transaction consummated on February 2, 2005, the financial statements for the 6 month period ended March 31, 2005 are based on Old Ariel Way’s operation which became Ariel Way’s and the business we formerly conducted under the name Netfran Development Corp. ceased.

The information below should be read in conjunction with the full financial statements and the notes thereto set forth in this prospectus. In management’s opinion all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included.

	Ariel Way, Inc. For the 6 months Ended March 31, 2005	Old Ariel Way, Inc. For the Period Ended March 31, 2004	Old Ariel Way, Inc. For the Period Ended September 30, 2004	Netfran Development Corp. For the Year Ended December 31, 2004	Netfran Development Corp. For the Year Ended December 31, 2003
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)

STATEMENT OF OPERATION DATA:
Operating Revenues
Initial franchise fees	$-	$-	$-	$160,050	$763,592
Marketing and business development materials	-	-	-	14,552	52,153
Royalty and advertising fees	-	-	-	100,468	81,665
Interest income and other income	-	41,000	41,000	260	8,641
Total Revenues	-	41,000	41,000	275,330	906,051
Costs and Expenses
Advertising and marketing expenses	24,755	-	-	21,345	62,190
Bad debt expense	-	-	-	2,500	1,364
Commissions	-	-	-	-	225,812
Conventions and seminars	-	-	5,130	22,125	38,475
Depreciation	3,382	-	-	1,584	1,618
Franchise materials	-	-	-	-	6,869
General and administrative expenses	65,342	3,124	4,755	117,984	59,359
Interest expense and other	-	-	-	5,893	20,837
Licenses, permits, and taxes	-	-	-	28,421	32,977
Marketing and business development material	3,596	65	770	28,052	77,230
Overhead costs	-	-	-	33,600	33,600
Professional fees and compensation expenses	510,799	3,815	131,986	143,008	95,503
Salaries and wages	62,500	-	-	356,844	382,139
Travel and Meals Expenses	42,930	35	1,182	22,590	31,077
Total Costs and Expenses	713,304	7,039	144,273	783,946	1,069,050
Net Loss Before Other Expense	(713,304)	33,961	(103,273)	(508,616)	(162,999)
Other Expenses
Interest expense	(90,687)	-	-	-	-
Other expense	(904)	-	-	-	-
Impairment of goodwill	(300,000)	-	-	-	-
Total Other Expenses	(391,591)	-
Net Loss Before Provision For Income Taxes	(1,104,895)	33,961	-	(508,616)	(162,999)
Provision For Income Taxes	-	-	-	-	-
Net Loss Applicable To Common Shares	$(1,104,895)	$33,961	$(103,273)	$(508,616)	$(162,999)
Net Loss Per Basic And Diluted Shares	$(0.0277)	$0.0045	$(0.02)	$(0.14)	$(0.04)
Weighted Average Shares Outstanding	25,732,322	7,600,000	6,639,224	3,698,826	3,662,319

	Ariel Way, Inc. March 31, 2005 (Unaudited)	Old Ariel Way, Inc. September 30, 2004 (Audited)	Netfran Development Corp. December 31, 2004 (Audited)	Netfran Development Corp. December 31, 2003 (Audited)

BALANCE SHEET DATA:
Current Assets
Cash and Cash Equivalents	$6,728	$29,546	$41,004	$680,998
Accounts Receivable, net	1,275		3,576	7,460
Investment Receivable		500,000
Prepaid Expenses and Other	46,166	50,000	1,470	10,939
Total Current Assets	54,169	579,546	46,050	699,282

Property, plant and equipment, net	30,192	8,675	9,933	2,877
Other Assets
Goodwill	812,865	812,865
Software Technology License	200,000	200,000
Total Other Assets	1,112,865	1,012,865
Total Assets	$1,197,226	1,601,086	$55,983	$702,159
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$218,862	$145,206	$50,011	$97,614
Due to affiliate	-		-	6,155
Refundable franchise deposit	-		10,000	-
Promissory note	400,000		-	-
Promissory note - related party	33,234		-	-
Current portion of long-term debt	-		2,880	-
Total Current Liabilities	652,096	145,206	62,891	103,769
Other Liabilities
Debenture payable, net of current portion	500,000	500,000	-	-
Total Other Liabilities	500,000	500,000
Long-Term Liabilities
Note payable to affiliate	-		96,642	333,985
Loan payable - net current portion	-		5,760	-
Total Long-Term Liabilities	-		102,402	333,985
Total Liabilities	1,152,096	645,206	165,293	437,754

Stockholders’ Deficit
Preferred Stock	-		-	-
Common Stock	38,286	19,860	3,699	3,699
Additional Paid-In Capital	2,349,203	2,167,893	846,673	711,772
Common Stock Subscribed	(1,128,600)	(1,128,600)
Accumulated Deficit	(1,208,168)	(103,273)	(959,682)	(451,066)
Total Stockholders’ Equity (Deficit)	45,130	955,880	(109,310)	264,405
Total Liabilities And Stockholders’ Equity (Deficit)	$1,197,226	$1,601,086	$55,983	$702,159

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could loose all or part of your investment.

Risks Related To Our Business

We are a technology company with a revised and new and unproven enterprise technology model and a short operating history, which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment

We have only a limited operating history with our revised and new business model upon which to base an evaluation of our current business and future prospects. Our limited operating history with the new business model makes an evaluation of our business and prospects very difficult. You must consider our business and prospects in light of the risks and difficulties we may encounter as a developing company with a revised and new business model in the rapidly evolving market for technology and services supporting the business of highly secure global communications. These risks and difficulties include, but are not limited to, the following:

-	our revised and new and unproven business and technology model;

-	a limited number of service offerings and risks associated with developing new product and service offerings;

-	the difficulties we may face in managing rapid growth in personnel and operations;

-	a failure of our physical infrastructure or internal systems caused by a denial of service, third-party attack, employee error or malfeasance, or other causes;

-	a general failure of satellite services and the Internet that impairs our ability to deliver our service;

-	a loss or breach of confidentiality of customer data;

-	the negative impact on our brand, reputation or trustworthiness caused by any significant unavailability of our service;

-	the systematic failure of a core component of our service from which it would be difficult for us to recover;

-	the timing and success of new service introductions and new technologies by our competitors;

-	our ability to acquire and merge subsidiaries in a highly competitive market; and

-	drastic changes in the regulatory environment that could have an adverse impact in the Telecommunications industry.

We may not be able to successfully address any of these risks or others. Failure to adequately do so could force us to curtail or cease our business operations.

We have historically lost money and we expect losses will continue in the near term, which means that we may not be able to continue operations unless we obtain additional funding

We have historically lost money. In the year ended December 31, 2004, we had a net loss of $508,616. For the year ended December 31, 2003, we sustained net losses of $162,999. As a result of the share exchange transaction on February 2, 2005 we had for the six month period ending on March 31, 2005 a net loss of $1,104,895. Future losses are likely to occur. Accordingly, we may experience liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations; or that we will be able to raise or borrow adequate funds to execute our business plan and consummate any future acquisitions.

We have historically generated revenue which has not been adequate to support our full operation and this may continue in the future, which means that we may not be able to continue operations unless we can increase our generated revenue

We have generated revenue from operations; however, if we do not begin generating more revenue we may have to cease operations. At December 31, 2004, we had an accumulated deficit of $959,682. As a result of the share exchange transaction on February 2, 2005 we had for the six month period ending on March 31, 2005 an accumulated deficit of $1,208,168. In order to become profitable, we will need to generate revenues to offset our cost of research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may increase in the future and ultimately, we may have to cease operations.

Our operating results are not possible to predict because we have limited operations. As a result, we cannot determine if we will be successful in our proposed plan of operation. Accordingly, we cannot determine what the future holds for our proposed plan of business. As such an investment in our business is extremely risky and could result in the entire loss of your investment.

We will need to raise additional capital to continue our operations and consummate any future acquisitions or we may be unable to fund our operations, promote our products or develop our technology

We have relied almost entirely on external financing to fund our operations and acquisitions to date. Such financing has historically come from a combination of borrowings from, and sale of common stock to, third parties and funds provided by certain officers and directors. Over the next two years we anticipate that, in addition to the $50 million available to us under the 2005 Standby Equity Distribution Agreement from Cornell Capital, we may need to raise additional capital to fund additional acquisitions and/or to fund operations. We anticipate that these additional funds will be in the range of $10 million to $50 million, depending on the pace and size of our acquisitions. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our brand name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

A portion of our future revenue is dependent upon the success of long-term projects, which require significant up-front expense to us. We are dependent on external financing to fund our operations and the up-front costs. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver products on a timely basis could force us to curtail or cease our business operations.

We may not be able to access sufficient funds when needed under the 2005 Standby Equity Distribution Agreement and the price of our common stock will affect our ability to draw down on the 2005 Standby Equity Distribution Agreement

We are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our 2005 Standby Equity Distribution Agreement. The amount of each advance under the 2005 Standby Equity Distribution Agreement is subject to a maximum amount equal to $1,000,000 in an advance period defined as any 5-day period. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher. Our Articles of Incorporation currently authorize Ariel Way to issue a total of 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of our preferred stock.

In addition, there is an inverse relationship between the price of our common stock and the number of shares of common stock which will be issued under the 2005 Standby Equity Distribution Agreement. Assuming a stock price of $0.025, we would have to issue to Cornell Capital 2,000,000,000 shares of our common stock in order to draw down the entire $50 million available to us under the 2005 Standby Equity Distribution Agreement. We are registering the resale of 30,000,000 shares of our common stock issuable under the 2005 Standby Equity Distribution Agreement in the registration statement of which this Prospectus constitutes a part. Based on a current assumed stock price of $0.025 and the registration of the resale of 30,000,000 shares of our common stock issuable under the 2005 Standby Equity Distribution Agreement in the registration statement of which this Prospectus constitutes a part, we could draw down a maximum of $720,000 under the 2005 Standby Equity Distribution Agreement. Our Articles of Incorporation currently authorize Ariel Way to issue a total of 250,000,000 shares of our capital stock. As of August 3, 2005, we had approximately 38,286,943 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued the 30,000,000 shares being registered in the registration statement of which this Prospectus constitutes a part, we will have to file a new registration statement to cover the resale of such additional shares. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our 2005 Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on the 2005 Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

In addition, pursuant to the terms of the 2005 Standby Equity Distribution Agreement, Cornell Capital may not own more than 9.9% of our outstanding shares of common stock. In the event Cornell Capital is unable to sell the shares of our common stock that are issued after we receive an advance in order to keep them below 9.9% beneficial ownership, we might not be able to draw down additional funds when needed under the 2005 Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our 2005 Standby Equity Distribution Agreement and cannot secure external financing from other sources, we may be forced to curtail or cease our business operations.

We have a working capital deficit; we may need to raise additional capital to finance operations

We have relied on significant external financing to fund our operations. As of March 31, 2005, we had $6,728 cash on hand and our total current assets were $54,169. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the 2005 Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations. We estimate that we will require $5,000,000 to fund our anticipated operating expenses for the next twelve months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business, may result in a lower stock price and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are in default on a $400,000 loan from Cornell Capital unless the terms can be renegotiated and the term be extended by Cornell Capital

On February 2, 2005 Old Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P., and we assumed this loan when we acquired Old Ariel Way. The loan bears interest at the rate of 12% per annum and was due and payable on May 31, 2005. We are now in default unless we can renegotiate the terms of the loan for an extension with Cornell Capital. Cornell Capital is not a controlling stockholder of Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way before the Effective Time and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. The Compensation Committee of our Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to resell their shares due to suitability requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to resell their shares due to suitability requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

-	With a price of less than $5.00 per share;

-	That are not traded on a “recognized” national exchange;

-	Whose prices are not quoted on the Nasdaq automated quotations system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

-
Of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline and you could lose your entire investment.

We have a new executive team and may not be successful in integrating the management teams of Enfotec and dbsXmedia which could adversely affect the leadership of Ariel Way, divert management time and adversely affect the business and results of operations

As a result of completion of our acquisition of Old Ariel Way on February 2, 2005, Mr. Arne Dunhem became our new Chairman, President and Chief Executive Officer; Ms. Voula Kanellias became our Chief Financial Officer; and Mr. Anand Kumar became our Executive Vice President. Mr. Dunhem served as the Chairman, President and Chief Executive Officer of Old Ariel Way since February 2, 2004, Ms. Kanellias, served as the Chief Financial Officer of Old Ariel Way since September 2, 2004 and Mr. Kumar served as Executive Vice President of Old Ariel Way since August 10, 2004. Prior to Ms. Kanellias joining Old Ariel Way, Mr. Dunhem and Ms. Kanellias had no experience working together. On February 21, 2005, with the acquisition of dbsXmedia, Mr. David Howgill became the day-to-day head of operations for our Business Television (BTV) business. Failure to successfully integrate the management teams of the companies could divert management time and resources, which would adversely affect our operations. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel.

Our business revenue generation model is unproven and could fail

Our revenue model is revised and new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to provide quality highly secure global communications solutions and technologies to our customers and to develop and ultimately sell various security appliances products. We have limited experience with our highly secure global communications solutions and technologies business and our success is largely dependent upon our ability to successfully integrate and manage any acquisitions we may consummate. If we are unable to sell our services and provide them efficiently, we will be forced to curtail or cease our business operations.

If we are not able to compete effectively in the highly competitive highly secure global communications solutions and technologies industries we may be forced to curtail or cease operations

Our ability to compete effectively with our competitors depends on the following factors, among others:

-	the performance of our products, services and technology in a manner that meets customer expectations;

-	the success of our efforts to develop effective channels of distribution for our products and services;

-	our ability to price our products and services that are of a quality and at a price point that is competitive with similar or comparable products and services offered by our competitors;

-	general conditions in the highly secure global communications solutions and technologies industries;

-	the success of our efforts to develop, improve and satisfactorily address any issues relating to our technology;

-	our ability to effectively compete with companies that have substantially greater market presence and financial, technical, marketing and other resources than we have; and

-
our ability to adapt to the consolidation of providers of highly secure global communications solutions and technologies with or into larger entities, or entry of new entities into the highly secure global communications solutions and technologies market, would likely result in greater competition for us.

If we are unable to successfully compete in our industry, we may be forced to curtail or cease our business operations.

Consolidations in the industry in which we compete could adversely affect our businesses to include a reduction or elimination of our proportionate share of those markets

The highly secure global communications solutions and technologies industry has experienced consolidation of participants, and this trend may continue. If highly secure global communications solutions and technologies providers consolidate with companies that utilize technologies that are similar to or compete with our secure technology, our proportionate share of the emerging market for highly secure global communications solutions and technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could cause us to curtail or cease our business operations.

We believe that our ability to compete successfully in the highly secure global communications solutions and technologies market depends on a number of factors, including market presence; the adequacy of its member and technical support services; the capacity, reliability and security of its network infrastructure; the ease of access to and navigation of the capabilities provided by our solutions and technologies; our pricing policies, our competitors and suppliers; the timing of introductions of new services by us and our competitors; our ability to support existing and emerging industry standards; and industry and general economic trends. If any of these factors negatively impact us, we may be forced to curtail or cease our business operations.

Management and directors of Ariel Way have a significant percentage of the fully diluted number of common shares and such concentration of ownership may have the effect of delaying or preventing a change of control of Ariel Way.

Our management and directors beneficially own a significant percentage of our outstanding common stock, on a fully diluted basis. As a result, these management and director equity holders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of our assets, and the control of our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from attempting to obtain control of us.

We may not be able to effectively protect our intellectual property rights, the foundation of our business, which could harm our business by making it easier for our competitors to duplicate our services

We regard certain aspects of our products, processes, services and technology as proprietary. We intend to take steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

Enfotec has filed with the US Patent Office for protection of technologies related to highly secure telecommunication: Chain Packet Processing, CPP and Packet Signature Recognition, PSR, but patents may not be issued, and if issued, may not protect the intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm the business by making it easier for competitors to duplicate our services.

We own several Internet domain names, including www.arielway.com, www.dbsxmedia.com and www.enfotec.net. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

Other parties may assert that our technology infringes on their intellectual property rights, which could divert management time and resources and possibly force us to redesign our technology

Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

If we are unable to successfully develop the technology necessary for our solutions, products and processes, we will not be able to bring our products to market and may be forced to reduce or cease operations

Our ability to commercialize our solutions and products is dependent on the advancement of our existing technology. In order to obtain and maintain market share we will continually be required to make advances in technology. We cannot assure you that our research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and cause us to reduce or cease operations. We cannot assure you that we will not encounter unanticipated technological obstacles, which either delay or prevent us from completing the development of our products and processes.

If we cannot deliver the features and functionality our customers demand, we will be unable to attract customers

Our future success depends upon our ability to determine the needs of our customers and to design and implement technology products and highly secure global communications solutions and technologies that meet their needs in a cost efficient manner. If we are unable to successfully determine customer requirements or if our current or future services do not adequately satisfy customer demands, we will be forced to curtail or cease our business operations.

Our limited operating history with the revised and new business model may impede acceptance of our technologies and service by medium-sized and large customers

Our ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of our technologies and services by various sized and type of businesses. Our efforts to sell to these customers may not be successful. In particular, because we are a relatively new company with a revised and new business model and a limited operating history, these target customers may have concerns regarding our viability and may prefer to purchase critical hardware and/or software applications or other services from one of our larger, more established competitors. Even if we are able to sell our service to these types of customers, they may insist on additional assurances from us that we will be able to provide adequate levels of service, which could harm our business and forced to curtail or cease our business operations.

Our future financial performance will depend on the introduction and widespread acceptance of new features to, and enhanced editions of, our technologies and services

Our future financial performance will depend on our ability to develop and introduce new features to, and new editions of, our technologies and services. The success of new features and editions depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. In addition, the market for our technologies and solutions may be limited if prospective customers, particularly medium and large customers, require customized features or functions that are incompatible with our application delivery model. If we are unable to develop new features or enhanced editions of our technologies and solutions that achieve widespread levels of market acceptance or if prospective customers require customized features or functions, we will be forced to curtail or cease our business operations.

We may be dependent on third parties to complete certain projects with the risk of failure of the project if the third party does not adequately perform

A potential difficulty in completing a project could have a material adverse effect on our reputation, business and results of operations. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Any such project failure could force us to curtail a crease our business operations.

If we fail to develop our brand cost-effectively, our business may suffer

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future solutions and technologies and is an important element in attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our markets develops. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful technologies and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and we could be forced to curtail or cease our business operations.

Any failure to adequately expand our direct sales force will impede our growth

We expect to be substantially dependent on a direct sales force to obtain new customers, particularly medium and large enterprise customers, and to manage our customer base. We believe that there is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel. New hires require significant training and may, in some cases, take more than a year before they achieve full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive sales personnel, sales of our services will suffer and we could be forced to curtail or cease our business operations.

Sales to customers outside the United States expose us to risks inherent in international sales

Our anticipated sales outside the United States represent, in addition to our anticipated sales in the Americas, a significant portion of our future total revenue. We intend to expand our domestic and international sales efforts. As a result, we will be subject to risks and challenges that we would otherwise not face if we conducted our business only in the United States. These risks and challenges include:

-	localization of our technologies and services, including translation into foreign languages and associated expenses;

-	laws and business practices favoring local competitors;

-	more established competitors with greater resources;

-	compliance with multiple, conflicting and changing governmental laws and regulations, including tax, privacy and data protection laws and regulations;

-	different employee/employer relationships and the existence of workers’ councils and labor unions;

-	different pricing environments;

-	difficulties in staffing and managing foreign operations;

-	longer accounts receivable payment cycles and other collection difficulties; and

-	regional economic and political conditions.

We may not be able to keep up with rapid technological changes, which could render our solutions, technologies and processes obsolete

The highly secure global communications solutions and technologies industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. If we are unable to expand and upgrade our technology and systems, and successfully integrate new technologies or systems in the future, to accommodate such increases in a timely manner, we may be forced to curtail or cease our business operations.

We may not effectively manage the growth necessary to execute our business plan, which could adversely affect the quality of our operations and our costs

In order to achieve the critical mass of business activity that we believe is necessary to successfully execute our business plan, we must significantly increase the business operation through acquisitions in addition to increasing the number of strategic partners and customers that use our solutions, technologies and services. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. If we do not manage our growth effectively, we could be forced to curtail or cease our business operations.

We may not successfully execute or integrate acquisitions

Our business model is dependent upon growth through acquisition of other technology and communications solutions providers. We expect to attempt to complete acquisitions that we anticipate will enable us to build our highly secure global communications solutions and technologies business. Acquisitions involve numerous risks, including the following:

-	Difficulties in integrating the operations, technologies, products and personnel of the acquired companies;

-	Diversion of management’s attention from normal daily operations of the business;

-	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

-	Initial dependence on unfamiliar partners;

-	Insufficient revenues to offset increased expenses associated with acquisitions; and

-	The potential loss of key employees of the acquired companies.

Acquisitions may also cause us to:

-	Issue common stock that would dilute our current shareholders’ percentage ownership;

-	Assume liabilities;

-	Record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;

-	Incur amortization expenses related to certain intangible assets

-	Incur large and immediate write-offs, and restructuring and other related expenses; or

-	Become subject to litigation.

Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions we make could force us to curtail or cease our business operations.

Our business depends upon the growth and maintenance of the global satellite, telecommunications and internet infrastructure

Our success will depend on the continued growth and maintenance of the global satellite, telecommunications and Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Satellite, telecommunications and Internet infrastructures may be unable to support the demands placed on it if the number of users continues to increase, or if existing or future users access the Internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of telecommunications and Internet usage as well as our ability to provide our solutions. Any failure of the Internet infrastructure could force us to curtail or cease our business operations.

Risks related to the 2005 Standby Equity Distribution Agreement

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses

If working capital or future acquisitions are financed through the issuance of equity securities pursuant to the 2005 Standby Equity Distribution Agreement with Cornell Capital, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of share of Ariel Way common stock. Further, the conversion of outstanding debt obligations into equity securities, such as the Secured Convertible Debenture dated July 21, 2005 issued to Cornell Capital, could have a dilutive effect on our shareholders.

We may issue a substantial number of shares of our common stock without stockholder approval. Any such issuance of our securities in the future could reduce an investor’s ownership percentage and voting rights in us and further dilute the value of your investment.

New shareholders would experience significant dilution from our sale of shares under the 2005 Standby Equity Distribution Agreement and the sale of convertible debentures

The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement and to the conversion of debentures with Cornell Capital will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the 2005 Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that we will issue 30,000,000 shares of common stock under the 2005 Standby Equity Distribution Agreement at an assumed offering price of $0.025 then new shareholders would experience dilution of $0.0277 per share.

The investor under the 2005 Standby Equity Distribution Agreement will pay less than the then-prevailing market price of our common stock and will have an incentive to sell its shares

Cornell Capital will purchase shares of our common stock pursuant to the 2005 Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital will have an incentive to immediately sell any shares of Ariel Way common stock that it purchases pursuant to the 2005 Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital to sell greater amounts of common stock, the sales of which would further depress the stock price.

In addition, pursuant to the 2005 Standby Equity Distribution Agreement, Cornell Capital has the ability to sell shares of Ariel Way common stock corresponding to a particular advance notice by Ariel Way even if such shares of common stock have not yet been delivered to Cornell Capital. Such sales may cause our stock price to decline.

If the selling stockholders sell part or all of their shares of common stock in the market, such sales may cause our stock price to decline

After the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission, the selling stockholders may sell in the public market up to all of the shares of common stock being registered in this offering. That means that up to 36,776,974 shares of common stock, the number of shares being registered in this offering, may be sold. Without taking into account any other issuance of common stock by us in the future, the number of shares being registered in this offering represents approximately 52.4% of the total number of shares of common stock outstanding upon their issuance. Such sales may cause our stock price to decline.

If the selling stockholders sell a material amount of common stock the significant downward pressure on the price of our stock cause by those sales could encourage short sales by third parties, which could contribute to the further decline of our stock price

The significant downward pressure on our stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

We will not be able to draw down under the 2005 Standby Equity Distribution Agreement if the Investor holds more than 9.9% of our common stock

In the event Cornell Capital holds more than 9.9% of our then-outstanding common stock, we will be unable to draw down on the 2005 Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 8.7% of our common stock. If we are unable to draw down on the 2005 Standby Equity Distribution Agreement, are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our business operations.

The price you pay in this offering will fluctuate

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of common stock under this offering could result in a change of control

We are registering the resale of 36,776,974 shares of common stock in this offering. These shares represent approximately 14.7% of our authorized capital stock and would, upon issuance, represent approximately 52.4% of the then issued and outstanding common stock, if we do not issue any other shares of common stock. We anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence in an election of our directors.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,”“should,”“expect,”“anticipate,”“estimate,”“believe,”“intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and resold from time to time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital under the 2005 Standby Equity Distribution Agreement. The purchase price of the shares purchased under the 2005 Standby Equity Distribution Agreement will be equal to 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. We will also pay Cornell Capital 3% of each advance as an additional fee.

We are registering 30,000,000 shares of common stock for issuance under the 2005 Standby Equity Distribution Agreement. At an assumed price of $0.025 per share, we would receive gross proceeds of $720,000, since the purchase price will be 96% of the market price for our common stock.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the 2005 Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus the 3% retainage payable to Cornell Capital.

Gross Proceeds	$720,000	$1,500,000	$5,000,000	$10,000,000	$25,000,000
3% Retainage	$21,600	$45,000	$150,000	$300,000	$750,000
Offering Expenses	$85,000	$85,000	$85,000	$85,000	$85,000
Net Proceeds	$613,400	$1,370,000	$4,765,000	$9,615,000	$24,165,000

Use of Proceeds:
Working Capital and potential Acquisitions	$613,400	$1,370,000	$4,765,000	$9,615,000	$24,165,000

Total	$613,400	$1,370,000	$4,765,000	$9,615,000	$24,615,000

We have represented to Cornell Capital that the net proceeds we receive under the 2005 Standby Equity Distribution Agreement will be used for working capital purposes and potential acquisitions. In no event will the net proceeds we receive under the 2005 Standby Equity Distribution Agreement be used by us for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of Ariel Way, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, or we have indemnified such person from liability.

DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the 2005 Standby Equity Distribution Agreement.

Our net book value as of March 31, 2005 was $45,130, or $0.00118 per share of common stock, and our net tangible book value as of March 31, 2005 was ($867,735), or ($0.0227) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

For example, if we assume that we had issued 30,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.024 (i.e. 96% of a recent market price of $0.025 per share) per share, less $85,000 of offering expenses, our net tangible book value as of March 31, 2005 would have been ($254,335) or ($0.0037) per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.019 per share and an immediate dilution to new shareholders of $0.0277 per share. The following table illustrates the per share dilution:

Assumed offering price per share		$0.024
Net tangible book value per share before this offering	($0.0227)
Increase attributable to new investors	$0.019

Net tangible book value per share after this offering		$0.0037

Dilution per share to new shareholders		$0.0277

The offering price of our common stock under the 2005 Standby Equity Distribution Agreement is based on 96% of the lowest volume weighted average price of our common stock during the 5 consecutive trading-day period immediately following a notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. The following table shows the dilution to new investors of the different prices set forth below:

ASSUMED	NO. OF SHARES TO BE		DILUTION PER SHARE TO
OFFERING PRICE	ISSUED		NEW INVESTORS
$0.024	30,000,000	(1)	$0.0277
$0.018	30,000,000	(1)	$0.0243
$0.012	30,000,000	(1)	$0.0208
$0.006	30,000,000	(1)	$0.0174
____________
(1)	This represents the maximum number of shares of common stock that will be registered under the 2005 Standby Equity Distribution Agreement.

CAPITALIZATION

The following table sets forth our total capitalization as of March 31, 2005.

March 31,
2005

Total liabilities	$1,152,096
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 0 shares authorized and 0 shares issued and outstanding	-
Common stock, $0.001 par value; 50,000,000 shares authorized and 38,286,943 issued and outstanding	38,286
Additional paid-in capital	2,349,203
Deficit accumulated	(1,208,168)
Total stockholders’ equity (deficit)	45,130
Total liabilities and stockholders’ deficit	$1,197,226

2005 STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary. On September 30, 2004, Old Ariel Way, which was acquired by us on February 2, 2005, entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital will pay 96% of the lowest volume weighted average price for our common stock reported by Bloomberg LP during the 5 consecutive trading days immediately following a notice date to Cornell Capital. In addition, Cornell Capital will retain a fee of 3% of each advance under the 2005 Standby Equity Distribution Agreement. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In connection with the 2004 Standby Equity Distribution Agreement, on September 30, 2004, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. The effectiveness of the sale of the shares under the 2005 Standby Equity Distribution Agreement is conditioned upon us registering the resale of shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. In addition, we have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our exclusive placement agent in connection with the 2005 Standby Equity Distribution Agreement and we have issued 40,000 shares of our common stock to Newbridge pursuant to such arrangement.

2005 Standby Equity Distribution Agreement Explained. Pursuant to the 2005 Standby Equity Distribution Agreement entered on July 21, 2005, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund acquisitions and our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after the applicable pricing period for such advance at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount less the commission described above.

We may request advances under the 2005 Standby Equity Distribution Agreement once the resale of underlying shares is registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $50 million or until two years after the SEC first declares this Registration Statement effective, whichever occurs first. We are limited to a maximum of $4.0 million of advances in any 30-day period. In no event will the number of shares issuable to Cornell Capital pursuant to an advance cause Cornell Capital to own in excess of 9.9% of our then-outstanding common stock.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $50.0 million available under the 2005 Standby Equity Distribution Agreement in a single advance (which is not permitted under the terms of the 2005 Standby Equity Distribution Agreement) and the purchase price was equal to $0.025 per share, then we would issue 2,000,000,000 shares of our common stock to Cornell Capital, which would require us to increase the number of shares of common stock we are authorized to issue. These shares would represent approximately 98.0% of our outstanding common stock upon issuance of full amount of shares to Cornell. We are registering the resale of 30,000,000 shares of common stock for sale under the 2005 Standby Equity Distribution Agreement. As of August 3, 2005, we had approximately 38,286,943 shares of common stock issued and outstanding. Accordingly, we may need to register the resale of additional shares of common stock in order to fully utilize the $50 million available under the 2005 Standby Equity Distribution Agreement at certain of the prices set forth below.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the 2005 Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the 2005 Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the 2005 Standby Equity Distribution Agreement at a recent price of $0.0250 per share and discounts to the recent price. This table does not take into account any shares of our common stock that may be issued upon the conversion or exercise of outstanding options and warrants.

Market Price	$0.050	$0.025	$0.01250	$0.00625
Purchase Price:	$0.048	$0.024	$0.01200	$0.00600
No. of Shares(1):	208,333,333	416,666,667	833,33,333	1,666,666,667
Total Outstanding(2):	246,620,276	454,953,610	871,620,276	1,704,953,610
Percent Outstanding(3):	84.5%	91.6%	95.6%	97.8%

_________
(1)
Represents the number of shares of common stock to be issued to Cornell Capital at the prices set forth in the table assuming a total of $10,000,000 received under the 2005 Standby Equity Distribution Agreement.

(2)
Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital assuming a total of $10,000,000 received under the 2005 Standby Equity Distribution Agreement.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding assuming a total of $10,000,000 received under the 2005 Standby Equity Distribution Agreement.

The proceeds received by us under the 2005 Standby Equity Distribution Agreement will be used for general corporate working capital purposes and for certain acquisitions. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw, nor can we predict what the market price for our common stock will be at the time of any advance. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration. In addition, we issued 40,000 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee in connection with the 2005 Standby Equity Distribution Agreement.

MARKET PRICE FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “AWYI.”

      The following table sets forth the average high and low bid prices for the common stock for each calendar quarter since January 1, 2003, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Bid Price Per Share
	High	Low
2003
January 2003 - March 2003	$0.85	$0.45
April 2003 - June 2003	$1.15	$0.05
July 2003 - September 2003	$1.50	$0.05
October 2003 - December 2003	$1.25	$1.05
2004
January 2004 - March 2004	$1.25	$0.90
April 2004 - June 2004	$0.90	$0.06
July 2004 - September 2004	$1.04	$0.11
October 2004 - December 2004	$0.75	$0.10
2005
January 2005 - March 2005	$0.40	$0.18
April 2005 - June 2005	$0.35	$0.08
July 2005 - August 5, 2005	$0.05	$0.025

Stockholders

As of August 3, 2005, we believe there were approximately 311 holders of record of our common stock.

Dividends

We do not currently anticipate paying any dividends on our common stock. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up (see “Description of Securities: Preferred Stock,” below). Holders of our common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

DESCRIPTION OF BUSINESS

The Company

We are a technology and services company for highly secure global communications solutions and technologies. We are focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries. Our communications solutions are provided by our majority-owned subsidiary dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”), and our technology development effort for highly secure telecommunications services is conducted through our wholly-owned subsidiary Enfotec, Inc., a Delaware corporation (“Enfotec”). We were initially named Netfran Development Corp., and we provided franchise Internet web site design and consulting services until, on February 2, 2005 when we acquired Ariel Way, Inc. (“Old Ariel Way”) in a share exchange transaction. Old Ariel Way was engaged in the development of highly secure global communications technologies. After the acquisition of Old Ariel Way, we ceased to conduct the franchise business we had previously conducted in order to concentrate solely on the development of the highly secure global communications technology business.

dbsXmedia provides communication infrastructure and integrated multimedia services to corporations throughout the United States and Europe. dbsXmedia's executive management has over 25 years of experience in the video and transmission industry. dbsXmedia operates from offices in Plymouth, United Kingdom and Frederick, Maryland, providing solutions for Business Television (BTV), digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks. Digital signage includes technologies using LCD TV and plasma screens to deliver video based messaging directly to consumer audiences. Digital signage is an effective direct advertising method providing individually targeted marketing. Integrated multimedia services include music radio, video, and IP (Internet Protocol)-based file transfer for training/catalogs/point of sale integrated with other information to the clients.

dbsXmedia provides services to clients who are leading retail and finance-oriented services companies and leading technology and manufacturing companies. We estimate that consolidation in the BTV industry in 2005 will provide dbsXmedia with good opportunities for growth and partnering as result of diminished competition in the marketplace. dbsXmedia intends to launch its next generation of services in the fourth quarter of 2005. The new services are designed to give existing and new customers the ability to change from current broadcast technology called MPEGII to upgraded multimedia service technologies based on the IP technology. We believe that our ability to deliver these services over satellite, terrestrial DSL broadband and the emerging wireless standard called WiMAX will enable dbsXmedia to compete successfully in the retail digital signage market and the BTV industry. Interactive media provides retail satellite services, that are currently "dumb", meaning they do not allow the user/viewer to make real-time choices, to select content other than the "standard issue version". We believe this will permit personalized experience and better training because the addition of interactivity will allow users to control the content and therefore adapt it to their need or environment. dbsXmedia aims to achieve this over all our delivery mechanisms - satellite, terrestrial and wireless.

Enfotec is a development stage company that designs, manufactures and markets high-speed security appliance solutions with a fully-integrated Linux operating system, which is an open-based operating system that integrates high-performance Virtual Private Network, “VPN”, firewall, intrusion detection, anti-virus and management in a single network appliance. Enfotec’s “EN” Security Appliance and “CSA” Custom Security Appliance products feature hardware-based technology that delivers true wire-line data speed performance and high level of security. The Enfotec EN series of products is scalable while being easy to configure and manage. The EN series of products also enable third party software applications to be integrated, thus providing a flexible approach to data and telecommunications security. We believe that Enfotec’s products differentiate from other security appliances that require proprietary, expensive customized semiconductor chips, operating systems and computer data systems. Enfotec designs firmware and software technologies, for which we have filed patent disclosure documents with the US Patent Office, utilizes standard off-the-shelf components combined with the Linux operating system. We believe this provides customers with high performance in a non-proprietary, cost effective, hardware-based security appliance.

The Enfotec EN Series is intended to have product models that range from the EN5 to the EN500, where the product numbers delineate performance benchmarks as the VPN traffic throughput data speed in megabits per second. These models support data speeds up to a gigabit per second of firewall performance while simultaneously supporting 500 megabits per second of true 3DES-CBC VPN encryption, a description which is the industry standard encryption method used for data traffic over the Internet. These performance benchmarks are achieved with standard personal computer “PC” based hardware by utilizing Enfotec’s technologies, for which we have filed disclosure documents with the US Patent Office for protection of these technologies for highly secure telecommunication: Chain Packet Processing, “CPP” and Packet Signature Recognition, “PSR”. Enfotec’s CPP technology enables utilization of up to 97% of the capacity of the standard PC Internal data bus “PCI”, as in an ordinary desktop PC, versus the 40% of the capacity of the standard PCI that is generally seen in the industry. Enfotec’s PSR technology is a firmware algorithm that can check packet signature patterns at data speeds up to a gigabit per second. These differentiating technologies utilize other Enfotec firmware based intellectual property that can actually be upgraded in the same product model chassis. We believe that proprietary security appliances from other product providers do not provide this type of protection.

Competition

Enfotec competes with various data security companies. As telecommunication networks become increasingly sophisticated and mission critical, the advent of true high-speed security alternatives becomes crucial for cost effective capacity scalable implementation strategies. The existing VPN/firewall companies that we believe dominate the technology and products are Cisco at the high-end capacity, Nortel and Nokia, both using the Checkpoint Firewall and Juniper Networks/Netscreen security solutions at the mid-range capacity, and Sonicwall, Enterasys, Alcatel and Watchguard at the low end capacity. For intrusion detection and prevention, companies such as Tipping Point, Network Associates and ISS offer specialized products for these solutions. Each company indicated has used various proprietary hardware and software technologies to penetrate these VPN markets. The primary product solution for this penetration is VPN and/or firewall. We believe that one compelling weakness for all these companies is the lack of performance achieved by any of these technologies.

We believe that we can be competitive based on several factor including price, engineering support to the customers and in some cases maintenance support of the purchased equipment.

For dbsXmedia, we believe our primary competitors include: GlobeCast, an operational division within France Telecom that has been proactive and successful with satellite services for BTV over the past two years, Convergent which we believe is the largest competitor in terms of revenue and specializes in interactive training to high tech industries and federal and local governments, and EchoStar, which is pursuing BTV largely due to the available satellite transmission capacity on its own satellites. Other significant competitors of which we are aware include Broadcast International and Inmedia, and British Telecom.

We believe that dbsXmedia can be competitive based on factors including price, service offering, installation service, maintenance support and engineering support.

Sales And Marketing

Our sales and marketing strategy for our Enfotec technology is intended to be a mix of trade show event participation, a strong channel presence, and a high-visibility public relations campaign. Geographically, we believe that North America is the most important market with an estimated 50% of the world revenues, according to the research firm Infonetics, but the expanding European and Pacific Rim markets are also included in our initial strategy. Our Enfotec product line is intended to cut across different markets and customer types. Our intent for dbsXmedia is to consolidate the existing client base that was acquired from Loral and to develop certain targeted requests for proposals during the initial period of operation after the acquisition from Loral. We intend to focus our marketing to these select opportunities and the media for profile building. Subsequently to this period, we intend to emphasis marketing of our retail products, again using targeted marketing. We envisage this stage requiring trade shows, demonstration periods and a quality blend of salesmanship with effective documentation.

Research And Development

Our primary goal with the Enfotec research and development strategy is the engineering and manufacturing of products that maintain product line integrity. Our research and development is focused on the Enfotec products to provide the ability to be flexible in the design, identify multiple suppliers and manufacturers. Each product is intended to build on previous success, with standard components that can be assembled in different geographical locations. Our imperative is to streamline the flow of parts, process and production. Quality of the Enfotec product suite is the focus and main goal of the research and development and manufacturing teams.

Enfotec’s intended products, that include the Enfotec EN Series has product models that range from the EN5 to the EN500, where the product numbers correspond to performance benchmarks as the VPN traffic throughput data speed in megabits per second, and future product models are all intended to follow the same research and development and manufacturing strategy. All existing and proposed product models are synergistic in their design, enabling assembly within a standard rack mount chassis. We intend to further exploit this consistency as the current and future technology developed uses a single or a series of standard printed circuit boards. Manufacturing of our products are planned to be divided into two different assembly lines. The first populates the board level assemblies while the other assembles the chassis level products incorporating the board level assemblies. We believe this flexibility allows for multiple vendor manufacturing with no single point of interruption.

All research and development of all hardware designs and physical assembly in addition to manufacturing of the Enfotec products is planned to be performed in Minneapolis, MN and all research and development for all software systems for the Enfotec products is planned to be performed in Shannon, Ireland.

Intellectual Property

We have filed disclosure documents with the US Patent Office on two technologies, Chain Packet Processing and Pattern Signature Recognition. These technologies are at the core of our Enfotec products. These are the enabling technologies that, we believe, allow us to perform at speeds better than proprietary platforms offered by our competitors while having an open system architecture at our core.

Enfotec filed Disclosure Documents with the US Patent Office for protection of:

-	Chained Packet Processing, “CPP”, with Patent Office Disclosure Document No. 528391; and

-	Packet Signature Recognition, “PSR” technologies, with Patent Office Disclosure Document No. 528389

We intend to actively pursue through research and development additional advanced intellectual properties in the area of global highly secure telecommunications and associated technologies and we intend to apply for protection of all intellectual properties with the US Patent Office.

Governmental Approvals

We do not believe that there is a need for any specific government approval for any of Enfotec’s products and for their highly secure technologies since these do not include any radio transmitters and do not radiate any radio frequency signals. Our subsidiary dbsXmedia provides services using third party facilities such as Loral Skynet, who in turn have all necessary permits. Thus we believe that there is no need for any specific government approval for any of dbsXmedia’s services.

Enfotec has applied for and been approved for exportation licensing regarding its entire product line.

Employees

As of August 3, 2005, we employed 13 full-time or part-time employees and 5 consultants. We have no collective bargaining agreements with our employees.

Property

Our principal headquarters executive offices are located in approximately 900 square feet of office space at 8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182. The term of the lease is twelve months at a rent of $2,100 per month including utilities that expires on October 30, 2005. Our subsidiary dbsXmedia occupies approximately 2,800 square feet of office space at 411 Aviation Way, Frederick, Maryland. The term of the lease is five years at a rent of $5,350 per month including utilities that expires in April 2010. dbsXmedia also occupies approximately 2,950 square feet of office space at Plymouth, United Kingdom. The term of the lease is fifteen years at a rent of UK Pounds 4,490 per month including taxes that expires in 2015. Our subsidiary Enfotec, Inc. occupies a small office in Irvine, California on a month-by-month basis, currently at a nominal deferred charge.

DEVELOPMENT OF BUSINESS

Corporate History

Ariel Way, Inc. is a technology company and currently trades on the Bulletin Board under the stock symbol “AWYI”. The following is a brief history of Ariel Way.

We were initially named Netfran Development Corp., and we were incorporated in the State of Florida in January 2000 to market the Netspace Franchise System provided by Netvertise, Inc., a Florida company, as a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered servicemark "NETSPACE". Our strategy was to support franchisees to assist small and medium size businesses to implement an effective Internet World Wide Web strategy. We had a total of 56 franchises in the United States and United Kingdom as of March 10, 2003. Our management also managed Netvertise, Inc. Between 2000 and end year 2004, substantially all of our revenues were derived from franchise operations, which included franchise fees, revenue sharing with franchisees, royalties based on gross retail revenues to the franchisees' customers, and advertising fees based on revenues generated by its franchisees. We anticipated that the revenues from ongoing royalties would rise as the franchisees established and built their businesses. We believed that sales of franchises would continue to generate the bulk of our revenues for several years, in view of the large part of the country where we had not sold franchises. Thereafter, when sales of franchises slow or decline, we would become more dependent on ongoing royalties from our franchisees. We supported the franchisees by advertising and training, but, ultimately, the level of revenues achieved from ongoing royalties from our franchisees were not adequate to sustain long-term operations.

In 2001, we filed with the SEC a registration statement relating to the distribution of 3,340,088 shares of our common stock to holders of record of Netvertise, Inc. common stock as of the close of business on July 18, 2001 (the "record date"). The registration statement was declared effective on October 31, 2002. The shares were distributed on the basis of one of our shares for every share of Netvertise, Inc. held on the record date. The shares of Netvertise being distributed represented 99% of our total outstanding shares and Netvertise owned none of our shares of common stock after the distribution. Our common stock began trading on the Over-The-Counter market on February 10, 2003, and was quoted on the NASD Electronic Bulletin Board and initiated trading under the symbol “NFDV”.

On February 2, 2005 we acquired Old Ariel Way, Inc., a Delaware corporation, in exchange for the issuance by us of 33,289,434 shares of our common stock to the former stockholders of Old Ariel Way. The acquisition was made pursuant to the Share Exchange Agreement dated January 20, 2005, between Netfran, Old Ariel Way and the shareholders of Old Ariel Way common stock. Under the terms of the Share Exchange Agreement, each share of Old Ariel Way common stock outstanding immediately prior to the Effective Date was converted into 1.6762 shares of our common stock. Netfran’s outstanding common stock was not affected by the transaction. In addition to the common stock issued to the stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common stock equal to the number of Old Ariel Way common stock underlying the option or warrant immediately prior to the Effective Date multiplied by 1.6762 and the exercise price of each option or warrant issued by us equaled the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to the Effective Date divided by 1.6762.

In connection with the share exchange transaction on February 2, 2005, Old Ariel Way and Elliot Krasnow, who was our Chief Executive Officer until the Effective Time, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of our common stock to Old Ariel Way for $300,000. Old Ariel Way intends to retire the shares it acquired from Mr. Krasnow. In order to finance the $300,000 payment to Mr. Krasnow and to fund the expenses related to the acquisition, Old Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P., one of the stockholders of Old Ariel Way (and now a stockholder us). The loan bears interest at the rate of 12% per annum and was due and payable on May 31, 2005. We are now in default unless we can renegotiate the terms of the loan for an extension with Cornell Capital. Cornell Capital is not a controlling stockholder of us, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way before the Effective Time and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

On February 2, 2005, following the Effective Date of the share exchange transaction and our acquisition of Old Ariel Way, we ceased to conduct the Internet franchise business we had conducted prior to the Effective Date in order to concentrate solely development of its highly secure global communications business.

On February 2, 2005, in connection with the acquisition and pursuant to the Share Exchange Agreement dated January 20, 2005, all of our executive officers resigned and the executive officers of Old Ariel Way immediately prior to the Effective Date became our new executive officers.

On February 25, 2005 we filed with the Securities and Exchange Commission a Preliminary Information Statement and thereafter we filed a Definitive Information Statement on April 28, 2005 to inform the holders of record of shares of our common stock as of the close of business on February 23, 2005 (the “Record Date”), that our Board of Directors had recommended, and that the holders of a majority of our common stock as of such record date have approved, by written consent in lieu of a special meeting of stockholders dated February 23, 2005, the following corporate actions:

1.	Amending our Articles of Incorporation to change our name from “Netfran Development Corp.” to “Ariel Way, Inc.”; and
2.
Amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of our preferred stock, with all of the preferred stock to be “blank check” preferred stock. Our capital stock is described more fully below at “Description of Capital Stock”.

On April 28, 2005 we completed the acquisition of dbsXmedia, Inc., a Delaware corporation with offices in Washington, D.C. and United Kingdom. dbsXmedia, Inc. provides satellite-based services for Business Television (BTV), digital signage, training and multimedia. We purchased from dbsXmedia 1,500 shares of its common stock, par value $0.001 per share. After this transaction dbsXmedia had 2,500 shares of common stock outstanding out of which we own 60% and Zygot, LLC, which is owned by the management of dbsXmedia, became the minority 40% shareholder. dbsXmedia continues to operate under its existing name. As part of the purchase consideration (and related to the dbsXmedia acquisition described in the next paragraph), we delivered a commitment to the benefit of dbsXMedia in the form of a Conditional Guaranty, in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, having a total value of $3,000,000. We agreed that dbsXmedia will provide employment contracts and full benefits for two members of the dbsXmedia management team for three years. dbsXmedia operates as a subsidiary of our’s but with autonomous offices and management control.

Concurrently with our acquisition of dbsXmedia, on April 28, 2005 dbsXmedia completed a transaction pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC, pursuant to which dbsXmedia purchased Loral Skynet’s Business Television product line and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired Loral Skynet’s BTV client base in exchange for $400,000 in cash, 300,000 shares of our common stock, and our assumption of ongoing contracts for infrastructure support from Loral Skynet. The ownership transition will leave unchanged the services for current customers, under an agreement that maintains the existing teleport and satellite infrastructure provided by Loral Skynet. dbsXmedia agreed that some of the employees of Loral Skynet's BTV group will transfer to dbsXmedia's new offices in Plymouth, United Kingdom and Frederick, Maryland. This team will take over the daily operations of customers’ corporate communications networks, ensuring seamless, high quality service. dbsXmedia made and will make cash purchase price payment to Loral Skynet in three installments as follows: (i) $250,000 at the closing of the transaction, (ii) $75,000 on the first anniversary of the closing of the transaction; and (iii) $75,000 on the second anniversary of the Closing of the transaction. The $250,000 cash at closing was allocated from prepaid revenue transfered to dbsXmedia from Loral Skynet as part of the business acquired. As part of the transaction, we delivered a commitment to the benefit of dbsXMedia in the form of a Conditional Guaranty in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, having a total value of $3,000,000.

On May 26, 2005 we changed our name from Netfran Development Corp. to Ariel Way, Inc. and we changed our trading symbol from “NFDV” to the new symbol “AWYI”.

History of Old Ariel Way

Old Ariel Way was formed in the State of Delaware as a Limited Liability Corporation on February 10, 2004 and focused on providing executive management and merger and acquisition services within the area of highly secure global communications services for government customers and global telecommunications operators and corporate enterprises. On September 23, 2004, Old Ariel Way converted from a limited liability company to a Delaware corporation and changed its name to “Ariel Way, Inc.”

On September 27, 2004, Old Ariel Way closed a transaction with the publicly traded Delaware corporation Market Central, Inc. “OTCBB:MKTE”, and issued to Market Central 2,000,000 shares of Old Ariel Way common stock pursuant to the terms of a Stock Purchase Agreement dated September 24, 2004. The purchase consideration had an aggregate value of $250,000, consisting of the rights to certain software technology with a value of $200,000 and development/support services consideration rendered by Market Central’s senior executives with a value of $50,000.

On September 30, 2004, Old Ariel Way entered into an Agreement and Plan of Merger with Enfotec, Inc., a private Delaware company, pursuant to which a newly formed, wholly-owned subsidiary of Old Ariel Way merged into Enfotec. The merger was consummated on September 30, 2004. As a result of the merger, Enfotec became a wholly-owned subsidiary of Old Ariel Way. On September 30, 2004, Old Ariel Way issued 1,000,000 shares of its common stock to the holders of Enfotec’s common stock, with an additional 1,000,000 shares of Old Ariel Way’s common stock held in reserve for issuance to the Enfotec stockholders if Enfotec met certain revenue milestones as of July 15, 2005. On September 30, 2004 Old Ariel Way also issued to certain creditors of Enfotec, Inc. 200,000 shares of Old Ariel Way’s common stock pursuant to the terms of a settlement of certain liabilities of Enfotec.

On April 19, 2005 Old Ariel Way designated two million (2,000,000) shares of Old Ariel Way preferred stock as “Series A Redeemable Preferred Stock”. Each issued and outstanding share of Old Ariel Way Series A Redeemable Preferred Stock accrues a dividend from the original issue date equal to twelve percent (12%) of the original purchase price (which was $1.00 per share, as adjusted upon any stock split, reverse stock split, combination or recapitalization affecting the shares of Series A Redeemable Preferred Stock) per annum, which shall be payable when, as and if declared by the Old Ariel Way Board of Directors. Old Ariel Way shall not pay or declare any dividends on the Common Stock of Old Ariel Way unless the full accrued and unpaid dividends on the Series A Redeemable Preferred Stock described in this paragraph have been paid.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, all of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000. The equity provided by the sale of the Series A Preferred Stock enabled us to satisfy a closing condition of a transaction to acquire the Loral Skynet Business TV client base.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following information should be read in conjunction with the financial statements of Ariel Way and the notes thereto appearing elsewhere in this filing. Statements in this Management’s Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute “forward-looking statements.”

General

On February 2, 2005, we completed the acquisition of Old Ariel Way, Inc. under the terms of the Share Exchange Agreement dated January 20, 2005, between Netfran Development Corp. and Ariel Way, Inc. As a result of the stock exchange transaction, the former shareholders of Old Ariel Way now own a substantial majority of our common stock.

The following information was taken from our audited financial statements for the years ended December 31, 2004 (audited) and December 31, 2003 (audited) which are the financials based on our operations prior to the Old Ariel Way acquisition and of Old Ariel Way for the year ended September 30, 2004 (audited). As a result of the share exchange transaction on February 2, 2005 the unaudited financial statements for the six month periods ending on March 31, 2005 (unaudited) and March 31, 2004 (unaudited) represent the financial statements for the operation of Old Ariel Way. As a result of the share exchange transaction consummated on February 2, 2005, the financial statements for the 6 month period ended March 31, 2005 are based on Old Ariel Way’s operation which became Ariel Way’s and the business we formerly conducted under the name Netfran Development Corp. ceased.

Revenue and Expenses

Overall Operating Results:

Our revenues from operations were $275,330 in 2004 compared to $906,051 in 2003, a decrease of 69.6% from 2003 revenues. Revenues from initial franchise fees decreased $603,542 from $763,592 in 2003 to $160,050 in 2004 reflecting the sale of fewer individual U.S. franchises in 2004 versus nine in 2003 and the sale of fewer U.K. franchises in 2004 versus fifteen in 2003. Revenues from marketing and business development materials decreased $37,601 from $52,153 in 2003 to $14,552 in 2004 with fewer U.S. franchises sold. Royalty and advertising fees increased from $81,665 in 2003 to $100,468 in 2004 representing fees from new franchisees and existing franchisees as their business increased. The increase in royalty revenue in 2004 of 23.0% over 2003 reflects increased sales revenues of our franchisees. [As a result of the share exchange transaction on February 2, 2005 we had for the six month period ended on March 31, 2005 (unaudited) nil revenue from operations and for the period from inception and ended on March 31, 2004 (unaudited) we also had nil revenue from operations. As stated above, as a result of the share exchange transaction consummated on February 2, 2005, the financial statements for the 6 month period ended March 31, 2005 are based on Old Ariel Way’s operation which became Ariel Way’s and the business we formerly conducted under the name Netfran Development Corp. ceased.

Our total 2004 cost and expenses at $783,946 were 285% of total 2004 revenues compared to our total 2003 cost and expenses at $1,069,050 that were 118.0% of 2003 revenues. The main reason for increase was due to the significant decrease in revenue during the same time. There was a reduction in salaries and wages from $382,139 in 2003 to $356,844 in 2004 and a decrease in commission payments to outside consultants from $225,812 in 2003 to nil in 2004. Advertising spending was further reduced from $62,190 in 2003 to $21,345 in 2004 as we concentrated our sales and marketing efforts on outside consultants, Internet and telemarketing programs. Convention and seminar expense decreased from $38,475 in 2003 to $22,125 in 2004, while marketing and business development material expenses decreased from $77,230 in 2003 to $28,052 in 2004. Franchise materials decreased to nil in 2004 from $6,869 in 2003. Professional fees increased $45,505 to $143,008 in 2004 from $95,503 in 2003 reflecting the increasing costs of operating a publicly owned company due to increased regulation and filing responsibilities. As a result of the stock exchange transaction on February 2, 2005 we had for the six month period ended on March 31, 2005 (unaudited) had cost and expenses that were $713,304 and for the period from inception and ended on March 31, 2004 (unaudited) we had cost and expenses that were $7,039.

As of December 31, 2004 we had $41,004 in cash and cash equivalents compared to $680,883 as of December 31, 2003. As of December 31, 2004, accounts payable and accrued liabilities were reduced by 48.8% to $50,011. As a result of the reverse merger on February 2, 2005 the financial statements for the six month period ended on March 31, 2005 (unaudited) show that cash and cash equivalents were $6,728 and for the period from inception and ended on March 31, 2004 (unaudited) show that cash and cash equivalents were $29,546.

Operating and Net Losses

We had a net loss of $508,616 for the year ended December 31, 2004 compared to a loss of $162,999 for the year ended December 31, 2003. These losses were incurred primarily as a result of the aforementioned incurred expenses. As a result of the stock exchange transaction on February 2, 2005 we had for the six month period ended on March 31, 2005 (unaudited) a net loss of $1,104,895 and for the period from inception and ended on March 31, 2004 (unaudited) we had a net gain of $33,961.

 As of December 31, 2004 we had accumulated $959,682 in operating losses that may, on a limited basis, be offset against future taxable income. There are limitations on the amount of net operating loss carry forwards that can be used due to the change in the control of the ownership as a result of our stock exchange transaction on February 2, 2005 of the now wholly-owned Old Ariel Way subsidiary. No tax benefit has been reported in the financial statements. As a result of the stock exchange transaction on February 2, 2005 we had for the six month period ended on March 31, 2005 (unaudited) an accumulated $1,208,168 in operating losses and for the period from inception and ended on March 31, 2004 (unaudited) we had accumulated $103,273 in operating losses.

Liquidity and Capital Resources

Net cash used by operating activities was $531,282 in 2004 compared with $22,195 in 2003. The decline in net cash provided from operations is due primarily to the increase in our operating loss for the year, decrease in notes and accounts receivable of $28,732, decrease in prepaid expenses of $5,269, decrease in due to affiliate of $49,180 and payment of Note payable to affiliate of $237,343. The cash provided by operating revenues in 2003 was primarily attributable to a decrease in notes and accounts receivable of $31,252 and increase in due to affiliate of $30,150.

During 2004, under our agreement with Netvertise, Inc. we paid only for facilities, personnel, and services that we request from Netvertise. We could adjust our expenses rapidly to respond to our available funds from operations by reducing services requested from Netvertise.

As of December 31, 2004 we owed Netvertise $96,642, evidenced by an amended and extended note, dated June 30, 2003, that would have been due in full with accrued interest at 7 percent on March 26, 2006. Before the note amendment and extension we had owed Netvertise $250,000 on the note plus interest at 7 percent that was payable quarterly. We had also owed Netvertise $83,985 on an open account payable. The open account debt was consolidated into the new amended and extended note. This note and payables were extinguished in connection with the Old Ariel Way acquisition on February 2, 2005.

As of December 31, 2004 we had accumulated $959,682 in operating losses that may, on a limited basis, be offset against future taxable income. There are limitations on the amount of net operating loss carry forwards that can be used due to the change in the control of our management. No tax benefit has been reported in the financial statements, as of December 31, 2004. Accordingly, the potential tax benefits of the loss carry forwards is offset by a valuation allowance of the same amount. As a result of the stock exchange transaction on February 2, 2005 we had as of March 31, 2005 (unaudited) accumulated $1,208,168 in operating losses.

As of December 31, 2004, we had a total Stockholders’ Deficit of $109,310 compared to a Stockholders’ Equity of $264,405 as of December 31, 2003. At December 31, 2004 we had a net deficit in working capital (current assets minus current liabilities) of approximately $13,841 compared with net equity in working capital of approximately $595,513 at the end of 2003. As a result of the stock exchange transaction on February 2, 2005 we had as of March 31, 2005 (unaudited) a total Stockholders’ Equity of $45,130.

On September 30, 2004, Old Ariel Way, which we acquired on February 2, 2005, entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LLP. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. The 2005 Standby Equity Distribution Agreement provides, generally, that Cornell will purchase up to $50 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. Any shares of common stock sold under the 2005 Standby Equity Distribution Agreement will be priced at a 4% discount of the lowest volume weighted average price of the common stock as reported by Bloomberg LP during the five consecutive trading days after we give notice to Cornell that we wish to sell stock to them. We are not permitted to draw down more than $4 million in any 30-day calendar period. In addition, in order for us to draw down on the 2005 Standby Equity Distribution Agreement, we must file and obtain the effectiveness of the registration statement of which this prospectus is a part, registering the resale of the shares of common stock that may be issued to Cornell under the 2005 Standby Equity Distribution Agreement. At the time of each draw down, we are obligated to pay Cornell a fee equal to 3% percent of the amount of each draw down. In connection with the 2004 Standby Equity Distribution Agreement, on September 30, 2004, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. The issuance of the shares was valued at $1,108,800, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

Even if we are able to draw down on the 2005 Standby Equity Distribution Agreement, it is possible that we may need and not be able to obtain additional sources of financing. We may need additional financing, from time to time, for the following:

-	Acquisitions of one or more companies

-	Investment in laboratory facilities including test and simulation equipment

-	Acquisition or licensing of certain intellectual property related to the development of modems and communications semiconductor and component technology

-	General working capital purposes

On September 30, 2004, Old Ariel Way entered into a Securities Purchase Agreement and issue a convertible debenture to Cornell Capital in the original principal amount of $500,000. The convertible debenture was amended on July 21, 2005. The convertible debenture accrues interest at a rate of 5% per year and is due and payable on September 29, 2006. At our option, we have the right to redeem a portion or all outstanding convertible debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The convertible debenture is convertible at the holder’s option any time up to maturity at the fixed conversion price (the “Conversion Price”) in effect on any Conversion Date to be equal to Thirty Cents ($0.30), which may be adjusted pursuant to the other terms of the convertible debenture. Except after an event of default, as set forth in the convertible debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliates to exceed 4.99% of our outstanding shares of common stock.

On February 2, 2005 Old Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P. The loan bears interest at the rate of 12% per annum and was due and payable on May 31, 2005 and we are now in default unless we can renegotiate the terms of the loan for an extension with Cornell Capital. Cornell Capital is not a controlling stockholder of Old Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way before the Effective Time and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, two million (2,000,000) shares of the Series A Redeemable Preferred Stock of Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 with the rights, preference and privileges set forth in the Certificate of Designation filed by Old Ariel Way on April 19, 2005 with the Delaware Secretary of State on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005.

On July 28, 2005, we borrowed $600,000 from Cornell Capital Partners, L.P. We received $240,000 of this amount on July 28, 2005 and we will receive the remaining $360,000 concurrently with the filing of the registration of which this prospectus is a part. The loan bears interest at the rate of 12% per annum and is due and payable on January 28, 2006. On July 28, 2005 we issued to Cornell Capital a warrant to purchase 1,000,000 shares of our common stock that is exercisable for a period of three (3) years at an exercise price per share of $0.025. The warrant shares shall have “piggy-back” and demand registration rights. Cornell Capital is not a controlling stockholder of Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party.

If our revenue from operations and funds raised from the 2005 Standby Equity Distribution Agreement are not sufficient to implement our business plan, we will be required to raise money from other sources. Other sources of funds may not be available or may be available only on terms that are unfavorable to us. If we are unable to raise sufficient funds, the implementation of our Plan of Operation will be delayed and we might need to cease operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Plan Of Operation

We were formed in 2000 under the name Netfran Development Corp. to market the Netspace Franchise System provided by Netvertise, Inc., a Florida company, as a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered servicemark "NETSPACE". Our initial strategy was to support franchisees to assist small and medium size businesses to implement an effective Internet World Wide Web strategy. We had a total of 56 franchises in the United States and United Kingdom as of March 10, 2003. Our management also managed Netvertise, Inc. Between year 2000 and end year 2004, substantially all of our revenues were derived from franchise operations, which included a franchise fee, in an identified territory, revenue sharing with franchisees, and on-going royalties based on gross retail revenues to the franchisees' customers, and advertising fees of revenues generated by its franchisees. We anticipated that the revenues from ongoing royalties would rise as the franchisees established and built their businesses. We believed that sales of franchises would continue to generate the bulk of our revenues for several years in view of the large part of the country where we had not sold franchises. However, when sales of franchises slow or decline we would become more dependent on ongoing royalties from our franchisees. We supported the franchisees by advertising and training but the level of revenues achieved from ongoing royalties from our franchisees were not adequate to sustain long-term operation.

Upon completion of our acquisition of Old Ariel Way on February 2, 2005, the business strategy, direction and focus of Old Ariel Way became our dominant operating focus. In February 2005, we also decided to further pursue a strategy of acquiring profitable companies providing solutions, services and technologies in the area of highly secure global communication. From February 2, 2005, we focused through our wholly owned subsidiary Enfotec, Inc. in the design, manufacture and marketing of high-speed security appliance solutions with a fully integrated Linux operating system, which is an open based operating system, that integrate high-performance Virtual Private Network, “VPN”, firewall, intrusion detection, anti-virus and management in a single network appliance. Enfotec’s “EN” Security Appliance and “CSA” Custom Security Appliance products feature certain hardware-based technology that delivers we believe, true wire-line data speed performance and with high level of security. As a result of the changed business strategy, we completed the acquisition of dbsXmedia, Inc. with the intent to acquire the proprietary business television operation of Loral Skynet. These and other potential acquisitions are intended to provide revenue to us and, to the extent they remain profitable, provide cash to fund development of the Enfotec technologies for highly secure communications.

At the time of its acquisition by Old Ariel Way, the Enfotec subsidiary had filed disclosure documents with the US Patent Office on two technologies, Chain Packet Processing and Pattern Signature Recognition. These technologies are at the core of our Enfotec products. These are the enabling technologies that, we believe, allow us to perform at speeds better than proprietary platforms offered by our competitors while having an open system architecture at our core.

We are pursuing both acquisitions and strategic alliances to leverage our strategy of creating a technology and services company for highly secure global communications solutions and technologies. Our objectives are to create high margin revenues and shareholder value, expand our reach in the global market for highly secure global communications solutions and technologies and position us to play a more visible role in providing next generation highly secure communications solutions, products, services and technologies.

On September 30, 2004, Old Ariel Way entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LP. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. The 2005 Standby Equity Distribution Agreement provides, generally, that Cornell Capital will purchase up to $50 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. The specific terms of the 2005 Standby Equity Distribution Agreement are discussed above in our discussion of our liquidity and capital resources.

 On September 30, 2004, Old Ariel Way issued a Securities Purchase Agreement and a convertible debenture to Cornell Capital in the original principal amount of $500,000. The convertible debenture was amended on July 21, 2005. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder’s option. The convertible debenture shall be due and payable monthly, in arrears, commencing on September 29, 2006. At our option we have the right to redeem all or any portion of the convertible debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The convertible debenture is secured by all of Old Ariel Way’s assets. The convertible debenture is convertible at the holder’s option any time up to maturity at the fixed conversion price equal to thirty cents ($0.30), which may be adjusted pursuant to the other terms of the convertible debenture. Except after an event of default, as set forth in the convertible debenture, the holder is not entitled to convert the convertible debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

In order to implement our overall business plan including both the full development of the business of our Enfotec and dbsXmedia operations and planned acquisition opportunities, we intend to attempt to raise at least $5,000,000 over the next 12 months in order to fund:

-	Expenses associated with acquisitions of companies;

-	Investment in laboratory facilities including test and simulation equipment;

-	Acquisition or licensing of certain intellectual property related to the development of highly secure communications technology and software development technology;

-	Compensation for employees and consultants;

-	Legal and accounting fees and other general administrative overhead;

-	General working capital purposes

In addition, we may need additional funds if we use a greater percentage of cash rather than stock in connection with future acquisitions.

LEGAL PROCEEDINGS

In June, 2005 we were served with a complaint in the Fairfax County Virginia Circuit Court by Pierce Financial Corporation. In the complaint, Pierce Financial claims $23,000 in payment of a fee related to a financial transaction. We already have entered into an agreement with Pierce Financial to pay this amount to them in exchange for a full release from the claim upon the payment.

On March 21, 2005, we were served with a complaint in State of Michigan, Judicial District, 6th Judicial Circuit by MarketLink Technologies, LLC. In the complaint, MarketLink Technologies claims a breach of contract and asks for damages of $100,000. We are negotiating a settlement with MarketLink with respect to the claim.

Except as set forth above, we are not subject to any material action, suit, proceeding, claim, arbitration or investigation before any court or governmental agency.

MANAGEMENT

Our directors and executive officers and their ages as of August 3, 2005 are as follows:

Name	Age	Position

Arne Dunhem	54	Chairman of the Board, President and Chief Executive Officer
Voula Kanellias	42	Chief Financial Officer
Leif T. Carlsson	62	Director
Anand Kumar	61	Executive Vice President

Mr. Kumar served as a Director of our Board between February 2, 2005 and April 15, 2005 when he resigned as a Director for personal reasons. His departure from the Board did not involve a dispute as to our operations, policies or practices. Mr. Kumar still serves as our Executive Vice President.

The following is a brief description of the background of our directors and executive officers.

Background Information

Arne Dunhem. Mr. Arne Dunhem, has served as our Chairman, President and Chief Executive Officer since February 2, 2005 and was the Chairman, President and Chief Executive Officer of Old Ariel Way from the founding of Old Ariel Way on February 10, 2004. Mr. Dunhem has over thirty years of executive management and engineering experience with large complex multinational corporations, large international organizations as well as early stage technology companies. He has over the years been instrumental in arranging more than $300 million in investor and vendor financing commitments and is knowledgeable in international business, finance, management, information systems, network operations and engineering for both publicly traded and privately held corporations. Between February 2004 and February 2, 2005, Mr. Dunhem was the Chairman, President and CEO of Old Ariel Way, a company focused on the build-up of a publicly traded highly secure global communications solutions and technology company headquartered in the metropolitan Washington, D.C. area, USA. Between December 2003 and February 2004, Mr. Dunhem was a consultant providing executive management and merger and acquisition support services. Between January 2002 and November 2003, Mr. Dunhem was the Chairman, President and CEO of MobilePro Corp., a publicly traded technology company in Rockville, MD. He was instrumental in merging the private Neoreach, Inc., a development stage company developing third generation wireless modem and semiconductor systems, with the publicly traded MobilePro Corp. Between July 2001 and January 2002 Mr. Dunhem was working as a strategic business consultant and was in January 2002 hired by Neoreach, Inc. as its President & CEO. Mr. Dunhem was between November 1998 and June 2001 the Chairman & CEO of erbia, Inc., a U.S. domestic long-distance communications company which he led from its start-up phase through the sale of the operation to a U.S. publicly traded company. Prior to 2000, he was working between January 1998 and October 1998 as a strategic business consultant for various private companies. Between July 1993 and September 1997 he was the Chairman of Tele8 Kontakt AB, a Swedish nationwide start-up cell-phone operator and also between January 1993 and December 1997 the Chairman of Nordiska Tele8 AB of Sweden, an international long distance and local telephone services company. He took the company from its start-up phase through full operation and eventually the sale of both companies. Between May 1991 and January 1993 Mr. Dunhem was the President for CruiseComm, a company developing high-speed satellite communications for voice and data for large passenger cruise ships sailing in the Baltic Sea, the Mediterranean and in the Caribbean. Between September 1989 and April 1991 Mr. Dunhem was the Executive Vice President, Engineering & Operations of Comvik Skyport AB, a Swedish telecommunications company providing satellite and data communications services, now the European Tele2 telecommunications operator. During the period September 1978 through July 1989 Mr. Dunhem was with INTELSAT, Washington, D.C., an international satellite communications organization in a capacity growing from staff engineer to program manager where he had responsibilities for building-up some of the largest command, control and monitoring networks. He previously was with the Saab-Scania Aerospace Corporation and the Swedish Telecom. Mr. Dunhem earned his M.S. in 1974 in space telecommunications from Chalmers University of Technology, Sweden. Mr. Dunhem is the Chairman of the Swedish Lutheran Church of Washington, D.C., is active with several community organizations, is the founder of a Swedish-American Community Center in Washington, D.C. and has over many years been active with the Boy Scouts of America. Mr. Dunhem is a U.S. citizen and has lived in the Washington, D. C. area since 1978.

Voula Kanellias. Ms. Kanellias, who has served as our Chief Financial Officer since February 2, 2005 and joined Old Ariel Way on September 2, 2004 as Old Ariel Way’s Chief Financial Officer, has extensive experience as a Chief Financial Officer in private companies, pre-IPOs, international operations, acquisitions, manufacturing operations and turnarounds. Ms. Kanellias served from 2000 through 2004 as Chief Financial Officer for HeliOss Communications Inc. of Waltham, MA, a pre-IPO wireless point-to-point equipment company; from 2000 through 2001 as the Chief Financial Officer for Reach Internet Incubator, Reach Venture Partners LLC of Boston, MA. Prior to 2000 Ms. Kanellias served from 1998 through 2000 as Chief Financial Officer and Vice President of Finance and Administration for MarketOne Associates, Inc. of Maynard, MA; from 1997 through 1998 as Chief Financial Officer and Vice President of Finance and Administration for Impole, Inc. of Waltham, MA; from 1996 through 1997 as associate with KPMG Peat Marwick in Moscow, Russia; from 1986 through 1995 as principal with Kosmos Enterprises of Needham, MA; and from 1987 through 1989 as financial analyst with Fidelity Investments of Boston, MA.  Ms. Kanellias has a Masters in Business Administration, Magna Cum Laude, from Babson College, Wellesley, MA and Double Majors in Economics and Applied Mathematics from University of California, Berkeley, CA with graduate level work and recommendation from Nobel Prize Laureate Gerald Debrieu.

Leif T. Carlsson. Mr. Carlsson, who since February 2, 2005 has served as an independent Director of our Board and has served on Old Ariel Way’s Board since October 11, 2005, is a senior European executive who since 2003 has been working with Arrow Capital, a European Venture Capital firm based in Stockholm, Sweden. Mr. Carlsson has over the years been a President & CEO of a number of European corporations including during 2001 through 2002 with Scanfood AB, currently part of Swedish Meats AB. Prior to 2000, Mr. Carlsson worked during 1992 through 2000 with Scandic Hotels Europe AB, currently part of the global Hilton Hotel-Group; during 1990 through 1992 with FFV Aerotech AB and FFV Aerotech Ltd, currently part of the Saab Group and FL Schmidt; during 1988 through 1990 with the Kinnevik AB Group establishing Comvik Skyport/TELE2; and during 1974 through 1988 with the Nobel Industries AB, now AkzoNobel for several of their corporations. Comvik Skyport/TELE2 became in 1990 the second only private telecommunications company in Europe while telecommunications services in Europe were still dominated by government monopolies. Mr. Carlsson has been the executive for a number of companies in several different countries including the U.S., the U.K., Sweden and in Asia and has also been on several different Board of Directors including IAHI, International Association of Holiday Inns, Inc., and Tele8, an American telecommunications operator active in Europe. Mr. Carlsson has through his corporate career been active on a global basis and has experience in the European corporate world. With his base out of Europe and with his European experience, Mr. Carlsson will assist us if we proceed with the corporate strategy to establish European and other overseas operations. Mr. Carlsson earned his M.S. degree in 1969 in Civil Engineering from Chalmers University of Technology, Sweden and has completed several graduate studies in corporate finance, national economy and legal studies from the University of Uppsala, Sweden. Mr. Carlsson is a Swedish citizen and lives in Stockholm, Sweden.

Anand Kumar. Mr. Kumar, who has served as our Executive Vice President since February 2, 2005 and joined Old Ariel Way on August 10, 2004 as Old Ariel Way’s Director and Executive Vice President, has during his professional career, spanning almost 35 years, founded and operated a number of companies including the founding in 1992 of an international consulting company called Communications Strategies Group, advising foreign telecommunications administrations such as among others Iceland Telecom, Andorra Telecom, Cyprus Telecom, Bangladesh Telecom Board and U.S. domestic carriers including Cable & Wireless, Comsat RSI, AT&T, Sprint, MCI, Startec Global Communications and various others. During this period Mr. Kumar also helped build a European based telecommunications carrier called Esprit Telecom, later acquired by Global TeleSystems, and an international satellite teleport, Satellite Media Services, operating in the U.K. Prior to 2000 Mr. Kumar in January 1999, Mr. Kumar established Global TeleSolutions, Inc. for the origination and termination of multiple types of international telephony and data traffic. Prior to this, Mr. Kumar co-founded and participated in building the international operating locations for an international telecommunications carrier called Facilicom International, Inc. in Washington, D.C. In addition to establishing multiple gateway telecommunications switch locations and offices in more than 12 foreign locations, Mr. Kumar was also part of the raising of $300 million in high-yield debt financing. In 1986, Mr. Kumar co-founded and served as the President until 1992 of Washington International Teleport, WIT, an international satellite teleport in Alexandria, Virginia. WIT evolved to operate 30 large satellite antennas for multiple satellites for a diverse group of customers from MCI to CNN. It was built to offer both back haul services on optical fiber and microwave connections and diverse types of satellite based services for full time and ad-hoc users. Previous to these activities Mr. Kumar was also for a number of years in various managerial capacities within the Bell operating company environment, such as Bell Canada, Bell Northern Research, and AT&T. Mr. Kumar is trained as an Electrical Engineer both at the undergraduate and graduate levels in the U.S. and was a doctorate candidate in communications studying under the guidance of professors from MIT.

Our Board of Directors currently has no independent director who qualifies as an audit committee expert pursuant to the requirements of the Securities and Exchange Commission. As part of our corporate governance we previously had established committees for audit, governance, compensation and finance but since our previous independent director resigned for personal reasons, these committees are currently pending. We intend to recruit new independent directors to fill vacancies on our Board and such that the independent directors on our Board may fulfill committee and independence requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002, paid to our most highly compensated executive officers. No officer earned over $100,000 in such fiscal year. Mr. Arne Dunhem became the new Chief Executive Officer, President and Chairman of the Board on February 2, 2005

Summary Compensation Table

	Annual Compensation (1)				Long Term Compensation
					Awards		Payouts
						Securities
						Underlying
				Other	Restricted	Options
				Annual	Stock	LTIP	All Other
	Year	Salary	Bonus	Compensation	Award(s) (3)	Payouts ($) (4)	Compensation

Elliot Krasnow(1)	2004	$75,000	-		-	-	$0
(Until February 2, 2005) Chief Executive Officer,	2003	$75,000	-		$50,000	40,000	$0
President and Chairman	2002	$75,000	-		-	-	$0

Arne Dunhem(1,2,5)	2004	$0	-		-	-	$0
(After February 2, 2005) Chief Executive Officer,	2003	$0	-		-	-	$0
President and Chairman	2002	$0	-		-	-	$0
__________________
(1)
Mr. Krasnow was the Chief Executive Officer and member of the Board from the inception of the Company until February 2, 2005 when Mr. Dunhem became our new Chief Executive Officer and Chairman of the Board. In connection with his departutre, all of Mr. Krasnow’s outstanding stock options were cancelled.

(2)
Mr. Dunhem joined us on February 2, 2005. No employment agreement has been entered into with Mr. Dunhem and no compensation is being paid to him, except for the grant of warrants as described below. Old Ariel Way agreed on December 15, 2004 to pay Mr. Dunhem a consulting fee of $5,490, and we assumed this obligation when we acquired Old Ariel Way. This payment is due and payable as a lump sum when we have adequate funds available.

(3)	The amounts listed represent the fair market value of the stock on the date of grant.

(4)	This includes warrants to purchase shares of common stock.

(5)
Mr. Dunhem received during the year ended December 31, 2004 warrants to acquire common stock of Old Ariel Way. As a result of the Old Ariel Way stock exchange transaction on February 2, 2005, warrants to acquire Old Ariel Way common stock were exchanged for warrants to acquire our common stock. Mr. Dunhem, in the exchange transaction and after an amendment dated March 21, 2005, received warrants to purchase 1,150,000 shares of our common stock at an exercise price of $0.010 per share to vest as follows: (i) 60,000 warrants vest monthly each month after February 2, 2005 subject to immediate vesting upon a change in control, sale of a majority of our common stock or substantially all of our assets or a merger of us into or with another company (unless such company is less than fifty percent (50%) of our size (measured by market value) or reverse merger with another company; and (ii) 430,000 warrants will vest immediately upon our achieving a $20 million market cap for ten (10) consecutive trading days and a price per share of not less than $0.50.

  OPTION/SAR GRANTS TABLE

The following table contains information regarding options to purchase shares of our common stock during the year ended December 31, 2004.

Name	No. of Securities Underlying Options/SARs Granted (#)	% Total Options/SARs Granted to Employees in year ended December 31, 2004 (%)	Exercise or Base Price ($ per Share)	Expiration Date

Elliot Krasnow	40,000	44%	$0.25	2/11/2013
(Until February 2, 2005) Chief Executive Officer

Arne Dunhem	--	--	--	--
(After February 2, 2005) President and Chief Executive Officer

The following table contains information regarding options to purchase shares of our common stock in the year ended December 31, 2004, and the number of shares of common stock underlying options held as of December 31, 2003.

AGGREGATED OPTIONS/SAR EXERCISES
IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTIONS/SAR VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End
	Exercise	Realized	(#)		($)
Name	(#)	($)	Exercisable	Unexcersiable	Exercisable	Unexercsiable

Elliot Krasnow	--	--	13,333	26,667
(Until February 2, 2005) Chief Executive Officer

Arne Dunhem	--	--	--	--	--	--
(After February 2, 2005) President and Chief Executive Officer

Stock Option Grants In The Past Fiscal Year

We did not grant any stock options to any officer or director during the year ended December 31, 2004.

Arne Dunhem, Anand Kumar, Magdy Battikha, Voula Kanellias and Aziz Bennani, all being part off our Management Team, received during the year ended December 31, 2004 warrants to acquire common stock of Old Ariel Way. As a result of the Old Ariel Way stock exchange transaction on February 2, 2005, warrants to acquire Old Ariel Way common stock were exchanged for warrants to acquire our common stock. Mr. Dunhem, Mr. Kumar, Mr. Battikha, Ms. Kanellias and Mr. Bennani, in the exchange transaction and after an amendment dated March 21, 2005, each received warrants to each purchase 1,150,000 shares of our common stock at an exercise price of $0.010 per share to vest as follows: (i) 60,000 warrants vest monthly each month after February 2, 2005, subject to immediate vesting upon a change in control, sale of a majority of our common stock or substantially all of our assets or a merger of us into or with another company (unless such company is less than fifty percent (50%) of our size (measured by market value) or reverse merger with another company; and (ii) 430,000 warrants will vest immediately upon our achieving a $20 million market cap for ten (10) consecutive trading days and a price per share of not less than $0.50.

Compensation Of Directors

We have an arrangement pursuant to which our independent Director is compensated for services provided as a Director. When our independent Director joined the Board of Directors of Old Ariel Way, he was granted 180,000 options to purchase shares of Old Ariel Way common stock, which vested on October 11, 2004 and had an exercise price of $0.125 per share. Old Ariel Way also compensated the independent Director for each Board meeting attended with $500 in cash and options to purchase 5,000 shares of Old Ariel Way common stock vesting on the date of grant and having an exercise price equal to the fair market value of the Old Ariel Way common stock on the grant date. In connection with our acquisition of Old Ariel Way, our outside director received, after the share exchange, options to acquire a total of 310,097 shares of our common stock. For 2005, we have adopted the program of Old Ariel Way to compensate our independent Director for each Board meeting attended with $500 in cash and options to purchase 5,000 shares of our common stock vesting on the date of grant. The Board will review compensation arrangements for subsequent years.

Employment Agreements

We do not currently have employment agreements with any of our executive officers.

2003 Stock Incentive Plan

On February 11, 2003, the Board of Directors approved the Netfran Development Corp. 2003 Stock Incentive Plan under which employees, officers, non-employee directors and consultants are eligible to receive grants of stock options, thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain, and reward such individuals. We have reserved a total of 600,000 shares of common stock under the 2003 Stock Incentive Plan. The Board of Directors administers the 2003 Stock Incentive Plan. Subject to the provisions of the 2003 Stock Incentive Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto. However, no option shall be exercisable more than ten years after the date of grant. Options shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee at grant.

We did not grant any options during the year ended December 31, 2004.

Indemnification

As permitted by the provisions of the General Corporation Law of the State of Florida, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of us, if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests. Any such person may be indemnified against expenses, including attorneys’ fees, judgments, fines and settlements to the extent they have been on the merits or otherwise in defense of any action, suit or proceeding. Further, we maintain liability insurance on behalf of our officers, directors, employees and agents. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table above, beneficial owners of 5% or more of our common stock and by all directors and executive officers as a group as of August 3, 2005. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of August 3, 2005 we had 38,286,943 shares of common stock outstanding.
	Shares to be
	Beneficially	Percent
Name and Address	Owned (1)	of Class(1)
Elliot Krasnow (2) c/o Netvertise, Inc. 2801 N.E. 208th Terrace, 2nd Floor Miami, FL 33180	1,270,340	3.3%
Arne Dunhem (3) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	12,739,120	33.3%
Anand Kumar (4) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	4,693,360	12.4%
Leif T. Carlsson (5) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	310,097	*
Market Central, Inc. (6) 1650A Gum Branch Road Jacksonville, NC 28540	3,352,400	8.9%
Cornell Capital Partners, LP (7) 101 Hudson Street Suite 3700 Jersey City, NJ 07302	3,318,876	8.7%
Officers and Directors as a Group (2 Persons)	13,049,217	34.1%
_______________
*	Less than 1%.

(1)
Applicable percentage of ownership is based on 38,286,943 shares of common stock outstanding as of August 3, 2005, together with applicable options, warrants and convertible securities for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days from August 3, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Elliot Krasnow was our Chief Executive Officer until February 2, 2005. From and after this date he is no longer with us.
(3)
Represents 6,369,560 shares held directly by Arne Dunhem, our Chairman and CEO and 6,369,560 shares held by the Dunhem Family Partnership, of which Arne Dunhem, our Chairman and CEO is a General Partner and who with his wife Eva Dunhem jointly and equally make all investment decisions of The Dunhem Family Partnership. This information does not include any shares that may be issued to Mr. Dunhem as compensation for his providing a personal guarantee of the financing necessary to effect the stock exchange transaction on February 2, 2005 since the nature and amount of such compensation has not been determined. We expect any such compensation will be non-cash consideration.

(4)	Anand Kumar is our Executive Vice President.
(5)	Leif Carlsson is an independent Director of our Board.
(6)	Doyal Bryant, the President and CEO of Market Central, Inc. makes all investment decisions on behalf of Market Central, Inc.
(7)
All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period from year 2000 though February 1, 2005, we derived our revenue primarily from the sale of the Netspace franchises and from royalties paid by the franchise holders. The Netspace franchise system was developed by Netvertise, Inc. Netvertise was, during the period from year 2000 though February 1, 2005, owned by substantially the same shareholders as the Company. Netvertise expected to profit from the sale of products and services to the franchise owners who used the Netspace system and consumers who used Netspace products and services. We did not compensate Netvertise for the right to sell the Netspace franchise, and prior to October 20, 2001 there was no written agreement between the two companies. Effective October 20, 2001, we entered into a written agreement with Netvertise whereas Netvertise provided products and services to our franchisees. The services consisted of website development, website hosting, maintenance support and upgrading, graphic design, copy writing, training, e-publishing and on-line file back up, sharing and storage. The agreement also stipulated that Netvertise provided its personnel, office space, facilities, and support services as requested by us. The cost of these services was to be reimbursed to Netvertise on a monthly basis. This agreement continued through February 1, 2005 when it was terminated.

During the period from year 2000 though February 1, 2005, we reimbursed Netvertise for the costs it incurred in providing services and facilities to us pursuant to the agreement. For personnel which were shared between us and Netvertise, a reasonable allocation was made by management of us and Netvertise, to include Messrs. Krasnow and Steinberg, president and chief financial officer, respectively of both firms, based upon the relative time spent by such shared employees working on Netvertise matters or our matters. We paid Netvertise $2,800 per month for use of office facilities, including rent, utilities, office furnishings and supplies and the expense of a shared receptionist and office manager which we believed was a fair allocation of such expenses. Messrs. Krasnow and Steinberg also allocated other shared expenses incurred by Netvertise on our behalf, such as insurance by estimating the cost of such items used by us. We paid directly and not through Netvertise its direct non-shared expenses such as advertising, travel, training and non-shared personnel.

Under the terms of the Share Exchange Agreement dated January 20, 2005 for our acquisition of Old Ariel Way, on February 2, 2005, each share of Old Ariel Way common stock outstanding immediately prior to February 2, 2005 was converted into 1.6762 shares of our common stock. Our outstanding common stock was not affected by the acquisition. As a result of the acquisition, we issued 33,289,434 shares of common stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the former stockholders of Old Ariel Way, under the Share Exchange Agreement, each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common shares equal to the number of Old Ariel Way common shares underlying the option or warrant immediately prior to February 2, 2005 multiplied by 1.6762 and the exercise price of each option or warrant we issued will equal the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to February 2, 2005 divided by 1.6762.

In connection with our acquisition of Old Ariel Way, on February 2, 2005, Old Ariel Way and Elliot Krasnow, who was our Chief Executive Officer until the February 2, 2005, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of our common stock to Old Ariel Way for $300,000. Old Ariel Way intends to retire the shares it acquired from Mr. Krasnow. In order to finance the $300,000 payment to Mr. Krasnow and to fund the expenses related to the acquisition, Old Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P., one of the stockholders of Old Ariel Way (and now a stockholder of us). The loan bears interest at the rate of 12% per annum and was due and payable on May 31, 2005 and we are now in default unless we can renegotiate the terms of the loan for an extension with Cornell Capital. Cornell Capital is not a controlling stockholder of us, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way prior to February 2, 2005 and our Chief Executive Officer after February 2, 2005, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, two million (2,000,000) shares of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005.

On July 28, 2005, we borrowed $600,000 from Cornell Capital Partners, L.P. We received $240,000 of this amount on July 28, 2005 and we will receive the remaining $360,000 concurrently with the filing of the registration of which this prospectus is a part. The loan bears interest at the rate of 12% per annum and is due and payable on January 28, 2006. On July 28, 2005 we issued to Cornell Capital a warrant to purchase 1,000,000 shares of our common stock that is exercisable for a period of three (3) years at an exercise price per share of $0.025. The warrant shares shall have “piggy-back” and demand registration rights. Cornell Capital is not a controlling stockholder of Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party.

Arne Dunhem, our Chairman and Chief Executive Officer, advanced during the period January 1 through August 3, 2005 an aggregate of $42,250 to cover the payment of certain expenses for us. We treat the advances as short-term loans but have not yet provided Mr. Dunhem proper promissory notes and has not yet reached an agreement with Mr. Dunhem on the terms for the loan.

On May 17, 2005 Eva Dunhem, the wife of Arne Dunhem, our Chairman and Chief Executive Officer, advanced as a short-term loan an aggregate of $70,000 to us. We haves not yet provided Mrs. Dunhem proper promissory notes and have not yet reached an agreement with Mrs. Dunhem on the terms for the loan.

DESCRIPTION OF SECURITIES

Common Stock

We were incorporated in February 2000 in the State of Florida under the name Netfran Development Corp. with a total of 50,000,000 authorized common shares. On February 23, 2005 we filed a preliminary Schedule 14C Information Statement and thereafter we filed a Definitive Information Statement on April 28, 2005 with the Securities and Exchange Commission to inform the holders of record of shares of our common stock as of the close of business on the record date, February 23, 2005, that we had amended our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares, consisting of 245,000,000 shares of common stock and 5,000,000 shares of preferred stock, with all of the preferred stock to be “blank check” preferred stock.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

Preferred Stock

Our amended Articles of Incorporation authorizes 5,000,000 shares of our preferred stock, with all of the preferred stock to be “blank check” preferred stock.

Transfer Agent and Registrar.

Florida Atlantic Stock Transfer is the transfer agent and registrar for our common stock. Its address is 7130 Nob Hill Road, Tamarac, Florida 33321.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling stockholder’s relationship to us and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following the table:

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering(1)	Shares to be Acquired under The 2005 Standby Equity Distribution Agreement	Shares to be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned After Offering

Cornell Capital Partners, L.P.	3,318,876(2)	8.7%	30, 000,000	34,985,543(2)	0%

Newbridge Securities Corporation	40,000	*	--	40,000	0%

Michael H. Jordan	1,002,202	2.6%	--	251,431	2.0%

Bob Bova	269,644	*	--	269,644	0%

Uros Janko	438,799	1.1%	--	438,799	0%

Viv Freke	269,362	*	--	269,362	0%

Ken Drewlo	252,909	*	--	252,909	0%

Seo O’Riordain	218,735	*	--	218,735	0%

Kevin Mun	50,552	*	--	50,552	0%
_________________
*	Less than 1%.

(1)
Applicable percentage of ownership is based on 38,286,943 shares of common stock issued and outstanding as of August 3, 2005, together with 2,810,097 options and warrants exercisable within 60 days of August 3, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 3, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The 3,318,876 shares were issued as a commitment fee under the 2005 Standby Equity Distribution Agreement. We are registering 30,000,000 shares of common stock to be resold by Cornell Capital under the 2005 Standby Equity Distribution Agreement. For the debenture conversions, the fixed conversion price in effect on any Conversion Date shall be equal to Thirty Cents ($0.30), which may be adjusted pursuant to the other terms of the Secured Convertible Debenture. We are registering 1,666,667 shares to cover such conversions.

The following information contains a description of each selling stockholder’s relationship to us and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with us, except as follows:

Shares Acquired In Financing Transaction

- Cornell Capital Partners, L.P. Cornell Capital is the investor under the 2005 Standby Equity Distribution Agreement and the holder of convertible debentures. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.:

- 2005 Standby Equity Distribution Agreement. On September 30, 2004, Old Ariel Wayentered into a 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital will pay us 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Further, Cornell Capital will retain a fee of 3% of each advance under the 2005 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005.

We are registering the resale of 30,000,000 shares in this offering by Cornell Capital pursuant to the 2005 Standby Equity Distribution Agreement in addition to the shares registered in this offering in connection with the commitment fee under the 2004 Standby Equity Distribution Agreement.

- Secured Convertible Debentures. The convertible debenture is convertible at the fixed conversion price in effect on any conversion date equal to thirty cents ($0.30) and subject to adjustment in certain circumstances. Except after an event of default, as set forth in the convertible debenture, the holder is not entitled to convert the convertible debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. The convertible debenture accrues interest at a rate of 5% per year and shall be due and payable monthly, in arrears, commencing on September 29, 2006. At our option we have the right to redeem all or any portion of the convertible debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The convertible debenture is secured by all of the assets of Ariel Way. Cornell Capital initially purchased the convertible debenture from Old Ariel Way in a private placement on September 30, 2004 under an agreement that was amended on July 21, 2005.

- Newbridge Securities Corporation. Newbridge Securities Corporation is a registered broker-dealer that Old Ariel Way engaged in connection with the 2004 Standby Equity Distribution Agreement and that we also engaged to advise us in connection with the 2005 Standby Equity Distribution Agreement. Guy Amico, Manager, makes the investment decisions on behalf of Newbridge Securities Corporation. Old Ariel Way paid Newbridge Securities Corporation a fee of $10,000, which was paid in the form of 40,000 shares of our common stock based on a price at $0.25 per share that as a result of our acquisition of Old Ariel Way on February 2, 2005 were converted to our common stock. We are registering the resale of these shares in this offering.

There Are Certain Risks Related To Sales By Cornell Capital

There are certain risks related to sales by Cornell Capital, including:

-
The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital is issued shares, the greater chance that Cornell Capital gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

-
To the extent Cornell Capital sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital to sell greater amounts of common stock, the sales of which would further depress the stock price.

-
The significant downward pressure on the price of the common stock as Cornell Capital sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

Shares Acquired By Michael H. Jordan and Other Selling Stockholders

-
Michael H. Jordan, an independent consultant, acquired a total of 300,000 shares of Old Ariel Way common stock pursuant to an Independent Consulting Agreement dated August 16, 2004. The shares were converted into an aggregate of 502,860 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. Mr. Jordan intends to sell under this registration statement up to 251,431 shares of the shares acquired by him. We are registering these shares in this offering.

-
Other selling stockholders, who are former employees and shareholders of Enfotec, including Bob Bova, Uros Janko, Viv Freke, Ken Drewlo, Seo O’Riordain and Kevin Mun, who intend to sell up to 1,500,000 shares of common stock that was issued to them in connection with the acquisition of Enfotec by Old Ariel Way on September 30, 2004.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledges or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the 2005 Standby Equity Distribution Agreement. Cornell Capital will pay us 96% of the lowest volume weighted average price of our common stock reported by Bloomberg LP with respect to the five trading days after we give notice to Cornell that we wish to receive an advance. The 4% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital will retain 3% of the gross proceeds raised in the 2005 Standby Equity Distribution Agreement, which constitutes underwriter compensation. In connection with the 2005 Standby Equity Distribution Agreement, we previously issued 3,318,876 shares of our common stock to Cornell Capital as a commitment fee, which constitutes underwriter compensation. We issued 40,000 shares of our common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as a placement agent fee in connection with the 2005 Standby Equity Distribution Agreement.

Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a private equity fund whose principal business function is to provide equity and debt financing to publicly traded companies through vehicle including but not limited to equity lines of credit and convertible debentures. Cornell Capital does not have any material relationships with the officers or directors of us. On February 2, 2005 Old Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way before the Effective Time of our acquisition of Old Ariel Way, and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

In consideration of Cornell Capital’s execution and delivery of the 2005 Standby Equity Distribution Agreement, we indemnified Cornell Capital, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Old Ariel Way in the 2005 Standby Equity Distribution Agreement or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach by us of any covenant, agreement or obligation contained in the 2005 Standby Equity Distribution or the Registration Rights Agreement in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the 2005 Standby Equity Distribution Agreement or any document in connection therewith.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000 as well as 3% of the gross proceeds received under the 2005 Standby Equity Distribution Agreement that will be retained by Cornell Capital. We intend to pay these expenses from the proceeds we anticipate receiving under the 2005 Standby Equity Distribution Agreement. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the 2005 Standby Equity Distribution Agreement.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Ariel Way while such selling shareholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

EXPERTS

The financial statements for each of the years in the period ended December 31, 2004 and 2003 included in this Prospectus have been included in reliance on the report of Bagell, Josephs & Company, L.L.C. (“Bagell”), for year 2004, and McClain & Company, L.C., for year 2003, both being our independent accountants, given on the authority of said firms as experts in auditing and accounting. Effective March 2, 2005, our Board of Directors dismissed our initial independent auditors, McClain & Company, L.C. and engaged the services of Bagell, Josephs & Company, L.L.C, as its new independent auditors. Bagell audited our financial statements for the fiscal year ended December 31, 2004.

Effective March 2, 2005, our Board of Directors dismissed its independent auditors McClain & Company, L.C. (“McClain”) and engaged the services of Bagell, Josephs & Company, L.L.C., as its new independent auditors. Bagell will audit our financial statements for the fiscal year ended December 31, 2004.

During the two most recent fiscal years of us ended December 31, 2004, and the subsequent interim period through March 2, 2005, there were no disagreements between us and McClain on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McClain’s satisfaction, would have caused McClain to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events described under Item 304(a)(1)(iv) of Regulation S-B.

The audit reports of McClain on our financial statements as of and for the fiscal years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope or accounting principles as of and for the fiscal years ended December 31, 2003 and 2002.

During the two most recent fiscal years of us ended December 31, 2004, and the subsequent interim period through March 2, 2005, we did not consult with Bagell regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

LEGAL MATTERS

Kelley Drye & Warren LLP, Vienna, Virginia, will pass upon the validity of the shares of our common stock.

AVAILABLE INFORMATION

For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

ARIEL WAY, INC.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

Page(s)

Report of Bagell Josephs & Company, LLC	F-2

Report of McClain & Company, LC	F-3

Financial Statements:

Balance Sheets at December 31, 2004 and 2003	F-4

Statements of Operation for the Years Ended December 31, 2004 and 2003	F-5

Statement of Changes in Stockholders’ Equity (Deficit) for the Years Ended December 31, 2004 and 2003	F-6

Statements of Cash Flow for the Years Ended December 31, 2004 and 2003	F-7

Notes to the Financial Statements	F8-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Netfran Development Corp.
Vienna, Virginia

We have audited the accompanying balance sheet of Netfran Development Corp., (“the Company”) as of December 31, 2004 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netfran Development Corp. as of December 31, 2004 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Bagell Josephs & Company, LLC

Bagell Josephs & Company, LLC
Gibbsboro, New Jersey

March 29, 2005

MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Officers and Directors
Netfran Development Corporation
Miami, Florida

We have audited the accompanying balance sheets of Netfran Development Corporation (the “Company”), as of December 31, 2003, and the related statements of income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netfran Development Corporation as of December 31, 2003 and the results of its operation and cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

McClain & Company, LC
Miami, Florida
March 4, 2004

NETFRAN DEVELOPMENT CORP.
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
CURRENT ASSETS
Cash	$41,004	$680,883
Accounts receivable, net	3,576	7,460
Prepaid expenses and other	1,470	10,939
Total current assets	46,050	699,282

Property, plant and equipment, net	9,933	2,877
TOTAL ASSETS	$55,983	$702,159

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$50,011	$97,614
Due to affiliate	--	6,155
Refundable franchise deposit	10,000	--
Current portion of long-term debt	2,880	--
Total current liabilities	62,891	103,769

LONG-TERM LIABILITIES
Note payable to affiliate	96,642	333,985
Loan payable - net current portion	5,760	--
Total long-term liabilities	102,402	333,985

TOTAL LIABILITIES	165,293	437,754

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; 50,000,000 shares authorized;
3,698,826 and 3,698,826 shares issued and outstanding at December 31,
2004 and 2003, respectively	3,699	3,699
Additional paid-in capital	846,673	711,772
Accumulated deficit	(959,682)	(451,066)
Total stockholders' equity (deficit)	(109,310)	264,405
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$55,983	$702,159

The accompanying notes are an integral part of the financial statements.

NETFRAN DEVELOPMENT CORP.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

REVENUES
Initial franchise fees	$160,050	$763,592
Marketing and business development materials	14,552	52,153
Royalty and advertising fees	100,468	81,665
Interest income and other income	260	8,641
Total revenues	275,330	906,051

COSTS AND EXPENSES
Advertising	21,345	62,190
Bad debt expense	2,500	1,364
Commissions	--	225,812
Conventions and seminars	22,125	38,475
Depreciation	1,584	1,618
Franchise materials	--	6,869
General and administrative	117,984	59,359
Interest expense and other	5,893	20,837
Licenses, permits, and taxes	28,421	32,977
Marketing and business development material	28,052	77,230
Overhead costs	33,600	33,600
Professional fees	143,008	95,503
Salaries and wages	356,844	382,139
Travel	22,590	31,077
Total costs and expenses	783,946	1,069,050

Loss before income taxes	(508,616)	(162,999)

PROVISION FOR INCOME TAXES	--	--

NET LOSS	$(508,616)	$(162,999)

BASIC LOSS PER COMMON SHARE	$(0.14)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES	3,698,826	3,662,319

DILUTED LOSS PER COMMON SHARE	$(0.14)	$(0.04)

WEIGHTED AVERAGE DILUTED COMMON SHARES	3,698,826	3,662,319

The accompanying notes are an integral part of the financial statements.

NETFRAN DEVELOPMENT CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficits	Total

Balance, December 31, 2002	3,373,826	$3,374	$630,847	$(288,067)	$346,154

Issuance of common stock for services	325,000	325	80,925	--	81,250

Net loss for the year	--	--	--	(162,999)	(162,999)

Balance, December 31, 2003	3,698,826	3,699	711,772	(451,066)	264,405

Capital contribution from affiliate	--	--	134,901	--	134,901

Net loss for the year	--	--	--	(508,616)	(508,616)

Balance December 31, 2004	3,698,826	$3,699	$846,673	$(959,682)	$(109,310)

 The accompanying notes are an integral part of the financial statements.

NETFRAN DEVELOPMENT CORP.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(508,616)	$(162,999)
Adjustments to reconcile net loss to net cash
(used in) operating activities
Depreciation	1,584	1,618
Common stock issued for services	--	81,250
Bad debt expense	--	1,364

Changes in assets and liabilities
Notes and accounts receivable	3,884	31,252
Prepaid expenses	9,469	14,738
Accounts payable and accrued expenses	(47,603)	10,582
Refundable franchise deposit	10,000	--
Total adjustments	(22,666)	140,804

Net cash (used in) operating activities	(531,282)	(22,195)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property	(8,640)	(1,605)
Loss on disposal of assets	--	625

Net cash (used in) investing activities	(8,640)	(980)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds due to affiliate	(6,155)	(55,335)
Proceeds from loan payable	8,640	--
Note payable to affiliate	(237,343)	83,985
Capital contributions from an affiliate	134,901	--

Net cash provided by (used in) financing activities	(99,957)	28,650

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	(639,879)	5,475

CASH AND CASH EQUIVALENTS -
BEGINNING OF YEAR	680,883	675,408
CASH AND CASH EQUIVALENTS - END OF YEAR	$41,004	$680,883

SUPPLEMENTAL CASH FLOW INFORMATION

Interest income	$260	$1,910
Interest expense	$12,772	$20,837

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION

Common stock issued for services rendered	$--	$81,250

Acquisition of transportation equipment	$8,640	$--

The accompanying notes are an integral part of the financial statements.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1 -	NATURE OF BUSINESS

The Company was formed in the State of Florida in January 2000, commenced operations on March 7, 2000, and was organized to market Netspace franchises, which provides Internet web design, hosting, updating, maintenance, and related services to business and individuals. The Netspace system was developed by Netvertise, Inc., (“Netvertise”), a related company and the Company’s former sole shareholder.

For the period from January 1, 2002 to October 31, 2002, the Company was a wholly-owned subsidiary of Netvertise. On October 31, 2002, the Company’s issued and outstanding shares were distributed to the shareholders of Netvertise on a pro-rata basis. Prior to the distribution, Netvertise made a capital contribution in the amount of $488,041, equivalent to amounts due to Netvertise by the Company.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For financial statement presentation purposes, the Company will consider short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Revenue Recognition

Revenues from the sale of regional franchise agreements and individual franchises in the United States and Great Britain are generally recognized when substantially all significant services to be provided by the Company have been performed. Interest on trade notes receivable is accrued and recorded as income when due. In situations where revenue from such sales is collectible over an extended period of time, down payments are not sufficient and/or collection is not reasonably certain, revenue is recognized on the cash method as amounts are collected. Interest on trade notes receivable, resulting from sales recorded on the cash method, is recorded when received.

Revenue from franchise royalties and advertising fees are recognized when earned. Expenses are recognized when incurred.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to be realized. Income tax expense is the tax payable or refundable for the period, minus the changes during the period in deferred tax assets and liabilities.

Income taxes are provided for on all taxable income included in the financial statements in the period in which the income is reported for financial statements purposes. Accordingly, deferred income taxes (benefits) are provided for timing differences between financial and tax reporting. The principal items comprising these differences at December 31, 2004 and 2003 are the deferred recognition of operating losses for tax purposes and the allowance for doubtful accounts.

Use of Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

For comparative purposes, certain items in the prior years’ financial statements have been reclassified to conform to current year’s presentation.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Segment Reporting

Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 131, “DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION,” requires companies to report information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and/or assess performance. The operating segments are managed separately because each operating segment represents a strategic business unit that offers different product services. At December 31, 2004 and 2003, the Company had one reportable segment: franchise sales.

Property and Equipment

Property and equipment are stated at cost and depreciated using straight-line and accelerated methods over the following estimated useful lives of the assets:

Computer equipment	3 - 5 years

Automobile	3 - 5 years

Differences between the straight-line method of depreciation and the tax-accelerated method of depreciation are immaterial.

Advertising

Costs of advertising and marketing are expensed as incurred and the Company incurred advertising cost in the amounts of $21,345 and $62,190 for the years ended December 31, 2004 and 2003, respectively.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, to establish standards for how an issuer classifies and measurers certain financial instruments with characteristics of both liabilities and equity. The Company does not have any financial instruments with characteristics of both liabilities and equity. The adoption of this standard will not have impact on the Company’s financial condition or results of operations.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, (“SFAS 148”). SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS 123’s fair value method of accounting for stock-based employee compensation.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, (“SFAS 146”), which supercedes Emerging Issues Task Force No. 94-3, Liability Recognition for Certain Employment Termination Benefits and Other Costs to Exit an Activity. SFAS No. 146 requires companies to record liabilities for costs associated with exit or disposal activities to be recognized only when the liability is incurred instead of at the date of commitment to an exit or disposal activity. Adoption of this standard is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have an impact on the Company’s financial condition or results of operations.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets” (“SFAS 144”). This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The new guidance resolves significant implementation issues related to SFAS 121. “Accounting for the impairment of long-lived assets to be disposed of.” SFAS 144 is affected for fiscal years beginning after December 21, 2001. Currently, the Company is assessing but has not determined how the adoption of SFAS 144 will impact its financial position and results of operation.

In June 2001, the FASB issued Statement No. 142, Goodwill and Other Intangible Assets. This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the statements.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 3 -	ACCOUNTS RECEIVABLE - NET
Following is a summary of accounts receivable:

	2004	2003
Accounts receivable	$7,195	$11,079
Less allowance for doubtful accounts	(3,619)	(3,619)
	$3,576	$7,460

NOTE 4 -	PROPERTY AND EQUIPMENT

At December 31, 2004 and 2003, property and equipment consisted of the following:

	2004	2003

Computer equipment	$6,263	$6,263
Automobile	8,640	--
Less accumulated depreciation	(4,970)	(3,386)
	$9,933	$2,877

Depreciation expense charged to operations for the year ended December 31, 2004 and 2003 was $1,584 and $1,618, respectively.

NOTE 5 -	LONG-TERM DEBT

The Company has a loan payable which was originally $8,640 as of December 18, 2004, of which $8,640 was outstanding as of December 31, 2004. Interest is payable monthly at an annual rate of 5.25%. The term of the note is for three years, and the principal balance is payable in monthly installments of principal plus accrued interest at which time the final installment equal to the remaining balance shall be due and payable. The maturities over the next three years and in the aggregate are as follows:

Fiscal year ending	December 31, 2005	$2,880
	December 31, 2006	2,880
	December 31, 2007	2,880
		$8,640

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 6 -	NOTE PAYABLE TO AFFILIATE

On March 6, 2002, Netvertise made a loan to the Company in the amount of $250,000 to fund operations. The note was to bear interest at 7% per year, payments of interest-only on a quarterly basis, ballooning in two years.

During 2002, the Company did not make the required quarterly payments on the note and was in technical default. Netvertise advised the Company that it would not demand immediate payment on the note and extended the due date on the past due interest to March 6, 2003. Prior to March 6, 2003, the past due interest had been paid in full.

On September 30, 2003, the note payable to Netvertise was amended and extended. The new note is in the amount of $333,985, which represents the original principal balance plus $83,985, which represented the balance due to affiliate. The due to affiliate was an open account with Netvertise that did not bear interest. The amended note bears interest at 7% per year, payments of interest-only on a quarterly basis, ballooning on March 6, 2006.

On January 31, 2004, the Company paid down $237,343 of the note payable.

NOTE 7 -	EARNING (LOSS) PER SHARE OF COMMON STOCK

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 7 -	EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)

The following is a reconciliation of the computation for basic and diluted EPS:

Net loss	$(508,616)	$(162,999)

Weighted-average common shares Outstanding (Basic)	3,698,826	3,662,319
Weighted-average common stock Equivalents
Stock options	--	--
Warrants	--	--
Weighted-average common shares Outstanding (Diluted)	3,698,826	3,662,319

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2004 because inclusion would have been antidilutive.

NOTE 8 -	COMMITMENTS

The Company derives its revenue primarily from the sale of the Netscape franchises and from royalties paid by the franchise holders. Netvertise expects to profit from the sale of services to the ultimate users of the Netscape system. The Company did not compensate Netvertise for the right to sell the franchise, and prior to October 20, 2001, there was no written agreement between the two companies. Effective October 20, 2001, the Company and Netvertise entered into a written agreement whereas Netvertise shall provide services to the Company’s franchisees. The services shall consist of website development, website hosting, maintenance support and upgrading, graphic design, copy writing, training, and e-publishing. The agreement also stipulates that Netvertise will provide its personnel, office space, facilities, and support services as may be requested by the Company. The costs of these services are to be reimbursed to Netvertise on a monthly basis.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 9 -	INITIAL MATERIALS FRANCHISE FEE REVENUE AND MARKETING AND BUSINESS DEVELOPMENT REVENUE

From inception, March 7, 2000 to November 2002, all franchise fee sales were derived from initial franchise fees for individual franchise sales. In December 2002, the Company re-sold its first franchise. Additionally, it sold a master franchise covering the United Kingdom. In 2003, it sold three master franchises covering three regions in the United States. When a franchise is sold, the Company agrees to provide certain services to the franchisee. Generally, these services include initial training and support services, and are usually performed within the first six months of selling the franchise.

Any additional services required by the franchisee are provided by Netvertise. At December 31, 2004 and 2003, the Company had substantially provided all necessary training and support services to existing franchisees.

The Company requires it franchisees to purchase from the Company certain marketing and business development materials. For years ended December 31, 2004 and 2003, the Company derived revenues in the amount of $14,552 and $52,153, respectively, from the sale of such materials to its franchisees.

NOTE 10 -	RELATED PARTY TRANSACTIONS

The Company shares its facilities and certain personnel with Netvertise, and accordingly, overhead costs are allocated between the two companies. For the years ended December 31, 2004 and 2003, the Company incurred shared overhead costs in the amount of $33,600 and $33,600, respectively.

At December 31, 2004 and 2003, included on the balance sheet under the caption “due to affiliate” are $0 and $6,155, respectively, of various expenditures paid by Netvertise on behalf of the Company.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 11 -	STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

As of December 31, 2004 and 2003, the Company has 50,000,000 shares of common stock authorized and 3,698,826 shares of common stock issued and outstanding.

On November 8, 2002, Ariel Way filed with the Commission a Prospectus Form 424b3, distributing 3,340,088 shares of common stock of Ariel Way to holders of record of Netvertise, Inc., common stock as of the close of business on July 18, 2001 (the “record date”). The shares were distributed on the basis of one share of Ariel Way for every share of Netvertise, Inc., held on the record date.

In January 2003, the Company issued 33,738 shares as a payment for legal services rendered to the Company during 2002. The value per share at the time the legal services were rendered was $.024 per share. These shares were deemed issuable as of December 31, 2002.

In February 2003, the Company issued 325,000 shares as payment for officer compensations during 2003. The value per share at the time the services were rendered was $0.25 per share.

The Company in anticipation of the reverse acquisition with Ariel Way, Inc., (see Note 15), capitalized $134,901 into Additional paid-in capital.

NOTE 12 -	PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 12 -	PROVISION FOR INCOME TAXES (CONTINUED)

At December 31, 2004 and 2003, approximate deferred tax assets of the following:

	2004	2003

Net deferred tax assets	$332,319	$84,629
Less: valuation allowance	(332,319)	(84,629)
	$-0-	$-0-

At December 31, 2004 and 2003 carryforwards in the approximate amounts of $959,682 and $451,066, respectively are available to offset future taxable income through 2019. The Company established valuation allowances equal to the full amount of the deferred tax assets as of December 31, 2004 and 2003.

NOTE 13 -	STOCK INCENTIVE PLAN

In 2003, the Company established a Stock Incentive Plan (“Stock Plan”), which provides eligible employees, consultants, and non-employee directors of the Company and its affiliates, stock-based incentives in the Company, thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals. Under the Stock Plan, a maximum of 600,000 shares may be awarded. The options awarded are subject to an option term determined by a Committee. However, no option shall be exercisable more than 10 years after the date of grant. Options shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee at grant.

On February 11, 2003, the Company granted 325,000 shares of restricted stock, in accordance with the Stock Plan, to three of its officers. The restricted stock had a fair value of $0.25 per share and was recorded as compensation for the three-month period ended March 31, 2003.

This restricted stock was fully vested on February 11, 2003. In the event the participant engages in detrimental activity as defined in the Stock Plan prior to, or during the one-year period after vesting of the restricted stock, the Committee may direct (at any time within two years thereafter) that the participant shall pay over to Ariel Way an amount equal to the fair market value at the time of vesting of any restricted stock, which had vested in the period referred to above.

NETFRAN DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2004 AND 2003

NOTE 13-	STOCK PLAN INCENTIVE (CONTINUED)

Furthermore, in accordance with the Stock Plan, the Company granted 90,000 stock options as follows:

	Number	Vesting
Grantee	of shares	Schedule	Term	Price

Two officers	80,000	1/3 each year	10 years	$0.25

Non-officers	10,000	1/3 each year	10 years	$0.25

NOTE 14 -	STRATEGIC VENTURE

On July 22, 2003, the Company entered into a three-year agreement with Strategic Management, LLC (“SM”). SM is to provide financial advisory services that would include endeavoring to arrange or provide up to $10 million in value to the Company by arranging financing, merger and acquisition transactions, obtaining customers, or other transactions that may be identified by SM and proposed to the Company. As part of the agreement, SM received $5,000 and was issued in escrow, 668,018 shares of the Company’s stock. The Company has not recorded these shares as outstanding in the accompanying condensed balance sheets as SM has not completed its performance under this agreement, nor has any performance commitment been reached as of December 31, 2004. The agreement with Strategic Management, LLC was terminated on August 19, 2004 as disclosed in the Company’s Form 10-QSB for the period ending September 30, 2004.

NOTE 15 -	SUBSEQUENT EVENTS

On January 20, 2005, the Company signed an agreement to acquire all issued and outstanding shares of common stock of Ariel Way, Inc. in exchange for approximately 33,289,434 shares of common stock of Ariel Way in a transaction that will result in a change in control of the Company.

The transaction closed on February 2, 2005 and the current shareholders of Ariel Way own approximately 88% of the Company’s 37,986,943 shares of common stock, after issuance of approximately 33,289,434 shares of common stock to the Ariel Way current shareholders. The Company’s Board of Directors recommended and the majority of the Ariel Way shareholders approved on February 23, 2005 to change the name from Netfran Development Corp. to Ariel Way, Inc. In addition, the Ariel Way shareholders also approved the action to amend our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock. Ariel Way’s management team, lead by CEO Arne Dunhem, on February 2, 2005 assumed control and responsibility for the direction of the Company.

NOTE 15-	SUBSEQUENT EVENTS (CONTINUED)

Ariel Way, Inc., is a technology and services company providing highly secure global communications solutions and technologies. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers. The Company also intends to create strategic alliances with companies with complementary product lines and service industries. The technology development effort for highly secure communications solutions and services is conducted by a wholly owned subsidiary, Enfotec, Inc.

On February 18, 2005 the Company completed the acquisition of dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”), with offices in Washington, D.C. and United Kingdom, and as a result of this acquisition dbsXmedia became a subsidiary. dbsXmedia, Inc. provides satellite-based services for Business Television, digital signage, training and multimedia. Ariel Way purchased from dbsXmedia 1,500 shares of the common stock, par value $0.001 per share. As a result of this transaction the total shares issued and outstanding is 2,500 shares of common stock of which the Company owns 60% of dbsXmedia’s stock and Zygot, LLC, a Wyoming corporation, held by the management of dbsXmedia, became the minority 40% shareholder. On February 18, 2005, dbsXmedia entered into an Asset Purchase Agreement by and among Loral Skynet Services, Inc., a Delaware corporation, CyberStar, L.P., a Delaware limited partnership, CyberStar, L.L.C. (collectively, “Sellers”) and dbsXmedia. Pursuant to the terms of the Asset Purchase Agreement, dbsXmedia will purchase certain assets related to business television services. dbsXmedia will assume certain liabilities associated with the business and will enter into certain support and transition services agreements related to the future conduct of the business.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004
(UNAUDITED)

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2005
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,728
Account receivable	1,275
Prepaid expenses and other current assets	46,166
Total current assets	54,169

PROPERTY AND EQUIPMENT
Equipment	15,986
Computers	10,910
Furniture	10,503
Less: accumulated depreciation	(7,207)
Net property and equipment	30,192

OTHER ASSETS
Goodwill	812,865
Software technology license	200,000
Deposit	100,000
Total other assets	1,112,865
TOTAL ASSETS	$1,197,226

CURRENT LIABILITIES
Accounts payable	$218,862
Promissory Note	400,000
Promissory note - related party	33,234
Total current liabilities	652,096

OTHER LIABILITIES
Debenture payable, net of current portion	500,000

Total other liabilities	500,000

Total liabilities	1,152,096

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value; 5,000,000 shares authorized;
zero shares issued and outstanding	--
Common stock, $.001 par value; 50,000,000 shares authorized;
38,286,943 shares issued and outstanding	38,286
Additional paid-in capital	2,349,203
Accumulated comprehensive loss	(5,591)
Common stock subscribed	(1,128,600)
Deficit accumulated during the development stage	(1,208,168)
Total stockholders' equity	45,130
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,197,226

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
MARCH 31, 2005
(UNAUDITED)

					February 10, 2004
	SIX MONTHS ENDED		THREE MONTHS ENDED		(inception) to
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004	March 31, 2005

INCOME	$--	$41,000	$--	$41,000	$41,000

OPERATING EXPENSES
Professional fees	510,799	3,760	234,799	3,760	642,785
Salaries	62,500	--	--	--	62,500
Software maintenance	8,334	--	8,334	--	8,334
Bank service charges and other	7,883	--	6,583	--	8,038
Travel and entertainment	42,930	--	11,719	--	44,112
Marketing	24,755	--	24,755	--	24,755
Insurance	11,028	--	3,924	--	11,028
Payroll taxes and expenses	6,153	--	--	--	6,153
Telephone	12,499	80	7,822	80	13,714
Office equipment	2,744	2,976	--	2,976	5,872
Depreciation	3,382	--	2,533	--	3,382
Office supplies	2,957	68	1,125	68	3,406
Rent	8,600	--	6,450	--	8,600
Miscellaneous	2,796	--	1,350	--	2,796
Automobile	1,041	35	--	35	1,299
Dues and subscriptions	3,596	65	3,397	65	4,366
Postage and delivery	649	--	88	--	649
Printing	478	--	--	--	478
Professional development	180	55	--	55	5,310
Total Operating Expenses	713,304	7,039	312,879	7,039	857,577

NET LOSS BEFORE OTHER EXPENSE	(713,304)	33,961	(312,879)	33,961	(816,577)

Interest expense	(90,687)	--	(40,000)	--	(90,687)
Other expense	(904)	--	(723)	--	(904)
Impairment of goodwill	(300,000)	--	(300,000)	--	(300,000)
Total Other Expense	(391,591)	--	(340,723)	--	(391,591)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,104,895)	33,961	(653,602)	33,961	(1,208,168)
Provision for income taxes	--	--	--	--	--

NET LOSS PER APPLICABLE TO COMMON SHARES	$(1,104,895)	$33,961	$(653,602)	$33,961	$(1,208,168)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.0277)	$0.0045	$(0.0099)	$0.0045

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	25,732,322	7,600,000	31,735,141	7,600,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARIEL WAY, INC.
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE SIX MONTHS ENDED MARCH 31, 2005 AND 2004
(WITH CUMULATIVE TOTALS SINCE INCEPTION)
(UNAUDITED)

			February 10, 2004
			(inception) to
	2005	2004	March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,104,895)	$33,961	$(1,208,168)

Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Issuance of stock for services	199,736	--	295,736
Depreciation	2,532	--	7,207
Loss on foreign currency transactions	(5,591)	--	(5,591)
Changes in assets and liabilities:
(Increase) in accounts receivable	(1,275)	(18,000)	(1,275)
(Increase) in inventory	--	--	(2,400)
Decrease (increase) in prepaid expenses	3,834	--	(45,666)
(Increase) in deposit	(100,000)	--	(100,000)
Increase in accounts payable	73,657	--	141,050
Total adjustments	172,893	(18,000)	289,061
Net cash provided by (used in) operating activities	(932,002)	15,961	(919,107)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(24,050)	--	(37,399)
Net cash used in investing activities	(24,050)	--	(37,399)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note - related party	33,234	--	33,234
Proceeds from promissory note and convertible debenture	900,000	--	900,000
Proceeds from issuance of common stock	--	--	30,000
Net cash provided by financing activities	933,234	--	963,234

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(22,818)	15,961	6,728

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	29,546	--	--
CASH AND CASH EQUIVALENTS - END OF PERIOD	$6,728	$15,961	$6,728

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$90,000	$--	$90,000
Income taxes paid	$--	$--	$--

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARIEL WAY, INC.
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (CONTINUED)
FOR THE SIX MONTHS ENDED MARCH 31, 2005 AND 2004
(WITH CUMULATIVE TOTALS SINCE INCEPTION)
(UNAUDITED)

			February 10, 2004
			(inception) to
	2005	2004	March 31, 2005

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:

Net effect of stock acquisition of Enfotec, Inc.:
Equipment, net	--	--	8,676
Goodwill	--	--	812,865
Accounts payable	--	--	(138,388)
Common stock issued for the acquisition of Enfotec, Inc.	$--	$--	$683,153
Common stock issued for services	$199,736	$--	$295,736
Common stock issued for software license agreement and prepayment
for software technology support services	$--	$--	$250,000

Common stock issued for equity line of credit commitment	$--	$--	$1,128,600
Investment receivable	$--	$--	$500,000
Debenture payable	$--	$--	$500,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARIEL WAY, INC.
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

Balance, February 10, 2004	$--
Loss on foreign currency translation	--
Balance, March 31, 2004	$--

Balance, September 30, 2004	$--
Loss on foreign currency translation	(5,591)
Balance, March 31, 2005	$(5,591)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1 -	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The condensed consolidated unaudited interim financial statements included herein have been prepared by Ariel Way, Inc. (formerly Netfran Development Corp.), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the September 30, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later that year.

The management of the Company believes that the accompanying unaudited condensed consolidated financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

Ariel Way, LLC was formed on February 10, 2004 as a Delaware limited liability company. Ariel Way, LLC changed its name to Ariel Way, Inc. (“The Company”) (a development stage company), on September 23, 2004, incorporating under the laws of the state of Delaware. Ariel Way is a technology and services company providing highly secure global communications solutions. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced emerging technology companies and national and global communication service providers. The Company also intends to create strategic alliances with companies with complementary product solutions and services. The technology development effort for highly secure communications solutions is conducted by a wholly owned subsidiary, Enfotec, Inc.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1 -	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

On September 30, 2004, the Company acquired 100% ownership interest of Enfotec, Inc. Enfotec designs, manufacturers and markets high-speed security appliance solutions that integrate a high-performance Virtual Private Network (VPN) with a firewall, intrusion detection capabilities, anti-virus and security management in a single network appliance. Enfotec’s EN Security Appliance and Custom Security Appliance products feature hardware-based technologies that we believe deliver true wire-line data speed performance and the highest level of security achievable with an open architecture (Linux) platform. The Enfotec EN series of products are scalable while being easy to configure and manage and enables third party software application to be easily integrated.

On February 2, 2005, Netfran Development Corp. completed the acquisition of Ariel Way, Inc., under the terms of the Share Exchange Agreement dated January 20, 2005, between Netfran Development Corp. and Ariel Way, Inc. Under the terms of the Agreement, each share of Ariel Way common stock outstanding immediately prior to the effective date has been converted into 1.6762 shares of Netfran Development Corp. common stock. As a result of the acquisition, Netfran Development Corp. issued 33,289,434 shares of common stock to the former shareholders of Ariel Way, Inc.

As a result of the transaction, a reverse merger, the former shareholders of Ariel Way, now own a substantial majority of the Netfran Development Corp. common stock.

On February 19, 2005, the Company completed the acquisition of dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”), and as a result of this acquisition dbsXmedia became a subsidiary of the Company. On February 19, 2005, dbsXmedia entered into an Asset Purchase Agreement by and among Loral Skynet Network Services, Inc., a Delaware corporation, CyberStar L.P., a Delaware limited partnership, CyberStar, LLC and dbsXmedia. Pursuant to the terms of the Asset Purchase Agreement, dbsXmedia will purchase certain assets related to the business television services conducted by Loral Skynet Network Services, Inc. and dbsXmedia will assume certain liabilities associated with the BTV business.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1-	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

Basis of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its efforts to developing innovative and secure technologies, growing advanced technology companies and global communication service providers.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2004.

The Company maintains cash and cash equivalents balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance costs are expensed, while additions and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1-	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during this reported period. Actual results could differ from those estimates.

Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 “Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123”.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1-	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.
Revenue Recognition

The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered and collection is reasonably assured.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company’s stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1-	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets

In June 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. All goodwill associated with the acquisition of Ariel Way, Inc., was impaired in 2005 ($300,000), due to the company being acquired mainly for its development, which Management has conservatively determined to have no material fair value as of the balance sheet date.

Income Taxes

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting of income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

Earnings (Loss) Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

	2005	2004

Net loss	$(1,104,895)	$33,961

Weighted-average common shares Outstanding (Basic)	25,732,322	7,600,000
Weighted-average common stock Equivalents
Stock options	--	--
Warrants	--	--
Weighted-average common shares Outstanding (Diluted)	25,732,322	7,600,000

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2005 and 2004 because inclusion would have been antidilutive.

Currency Risk and Foreign Currency Translation

The Company transacts business in currencies other than the U.S. Dollar, primarily the Euro Dollar. All currency transactions are undertaken in the spot foreign exchange market and the Company does not use currency forward contracts, currency options, currency borrowings interest rate swaps or any other derivative hedging strategy at this point in time.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1-	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

In May 2003, the FASB issued SFAS No. 150, “Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 did not have a material affect on the Company’s reported financial results.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 1-	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 2 -	PREPAID EXPENSES

Prepaid expenses represent a software support services agreement acquired to provide business development and strategic support services for a twelve-month period ending September 2005.

NOTE 3 -	EQUIPMENT

Property and equipment at March 31, 2005 is as follows:

Equipment	$15,986
Computers	10,910
Furniture	10,503
Less: accumulated depreciation	(7,207)
Net equipment	$30,192

Depreciation expense for the six months ended March 31, 2005 and 2004 was $2,532 and $0, respectively.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 4 -	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized, at $0.001 par value per share, of which none of the shares of preferred stock has been issued and outstanding as of March 31, 2005.

On April 19, 2005, the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. filed with the Delaware Secretary of State a Certificate of Designation creating a new series of two million (2,000,000) shares of Preferred Stock, designated as “Series A Redeemable Preferred Stock”. These shares are created out of the subsidiary Ariel Way, Inc.’s previously authorized preferred stock.

Common Stock

As of March 31, 2005, the Company has 50,000,000 shares of common stock authorized at $0.001 par value per share, and 38,286,943 issued and outstanding as of March 31, 2005.

The following details the stock transactions for the Company:

On September 23, 2004, the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. issued as a stock exchange 14,680,000 shares of the the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc.’s common stock pursuant to the name change and re-incorporation of the Company from Ariel Way, LLC to Ariel Way, Inc. The shares were distributed to the following: 7,600,000 shares to The Dunhem Family Trust, 2,800,000 shares to Anand Kumar, 1,100,000 shares to Magdy Battikha, 900,000 shares to Aziz Bennani, 900,000 shares to Voula Kanellias, 480,000 shares to Chivas Capital, Inc., 400,000 shares to J. David Morris, 300,000 shares to Michael H. Jordan and 200,000 shares to Steve Toro. All shareholders have acquired their member shares from Ariel Way, LLC at various dates from the forming of Ariel Way, LLC on February 10, 2004.

On September 27, 2004, the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. issued to Market Central Inc., 2,000,000 shares of the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc.’s common stock pursuant to the terms of a Stock Purchase Agreement for a purchase consideration in an aggregate value of $250,000 consisting of the rights to certain software technology with a value of $200,000 and development/support services consideration rendered by Market Central’s senior executives with a value of $50,000.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 4 -	STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

On September 30, 2004, the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. issued to Cornell Capital Partners, L.P., 1,980,000 shares of Ariel Way’s common stock pursuant to the terms of a Securities Purchase Agreement for the purchase of $500,000 of secured convertible debentures and a 2004 Standby Equity Distribution Agreement (SEDA) for the purchase from Ariel Way, Inc. of up to $50,000,000 of Ariel Way, Inc.’s common stock.

On September 30, 2004, the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. issued to the shareholders of Enfotec, Inc., 1,000,000 shares of Ariel Way’s common stock pursuant to the terms of an Agreement and Plan of Merger as a tax-free stock exchange as consideration for the full acquisition of Enfotec, Inc. In addition, on September 30, 2004, the Ariel Way also issued certain creditors of Enfotec, Inc., 200,000 shares of Ariel Way’s common stock pursuant to the terms of a settlement of certain liabilities of Enfotec, Inc.

On February 2, 2005, Netfran Development Corp., acquired the Delaware incorporated Ariel Way, Inc., in exchange for the issuance by Netfran Development Corp. of 33,289,434 shares of Netfran Development Corp’s common stock. Under the terms of the Acquisition Agreement, each share of Ariel Way common stock outstanding immediately prior to the Effective Date of the Agreement has been converted into 1.6762 shares of Netfran’s common stock.

On February 2, 2005, in connection with the Acquisition, Ariel Way, Inc. and Elliot Krasnow, who was Netfran’s Chief Executive Officer until the Effective Date, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of its common stock to Ariel Way, Inc., for $300,000. Ariel Way intends to retire the shares it acquired from Netfran Development Corp, but as of March 31, 2005 these 300,000 shares are still issued and outstanding.

On February 2, 2005, pursuant to letters dated December 28, 2004, Netfran Development Corp. issued 499,342 and 499,341 shares of its common stock as compensation to consultants for providing assistance in connection with the acquisition of Ariel Way, Inc.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 5 -	DEBENTURE PAYABLE AND PROMISSORY NOTE

The Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. on September 30, 2004, issued a secured convertible debenture to Cornell Capital Partners, L.P., whereas Ariel Way, Inc. would receive $500,000, with a promise to pay to Cornell Capital Partners the principal sum of $500,000 together with interest on the unpaid principal of this debenture at the rate of 5% per year from the date of the debenture until paid. The secured debenture is due on September 29, 2006 and is secured by the Ariel Way’s stock.

The Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc on February 2, 2005, borrowed an additional $400,000 under a promissory note issued to Cornell Capital Partners, L.P. whereas Ariel Way received the $400,000, with a promise to pay to Cornell Capital Partners the principal sum of $400,000 together with interest on the unpaid principal at the rate of 12% per annum and is due and payable on May 31, 2005 and is secured by the Ariel Way’s stock.

NOTE 6 -	PROVISIONS FOR INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting will either be taxable or deductible when the assets or liabilities are recovered or settled. The difference between the basis of assets and liabilities for financial and income tax reporting are not material therefore, the provision for income taxes from operations consist of income taxes currently payable.
There were no provisions for income taxes for the period ended March 31, 2005.

At March 31, 2005, deferred tax assets approximated the following:

Provision for taxes	$386,700
Valuation for deferred asset	(386,700)
Totals	$--

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 6 -	PROVISIONS FOR INCOME TAXES (CONTINUED)

At March 31, 2005, the Company had accumulated deficits approximating $1,208,168, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in the future period.

NOTE 7 -	PROMISSORY NOTES - RELATED PARTY

The Company entered into promissory notes with some of its officers who have amounts outstanding with the Company. These notes are non-interest bearing. As of March 31, 2005, the Company has $33,234 outstanding under these notes. The notes are unsecured, due on demand and are therefore reflected as current liabilities on the condensed consolidated balance sheet. These notes were transferred over as liabilities from the Enfotec, Inc. acquisition and relate to services rendered to the Company.

NOTE 8 -	COMMITMENTS AND CONTINGENCIES

On September 30, 2004 the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc., entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LP, dated as of September 30, 2004. Pursuant to the 2004 Standby Equity Distribution Agreement, Ariel Way may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company 96% of the lowest volume weighted average price of Ariel Way’s common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Ariel Way’s common stock is traded for the 5 days immediately following the notice date. The price paid by Cornell Capital Partners, LP for Ariel Way’s stock shall be determined as of the date of each individual request for an advance under the 2004 Standby Equity Distribution Agreement. Cornell Capital Partner’s obligation to purchase shares of Ariel Way’s common stock under the 2004 Standby Equity Distribution Agreement is subject to certain conditions, including Ariel Way obtaining an effective registration statement for shares of Ariel Way’s common stock sold under the 2004 Standby Equity Distribution Agreement and is limited to $1,000,000 per advance notice. The total of these advances however, cannot cause Cornell Capital Partners, LP to own more than 9.9% of the outstanding shares of Ariel Way.

ARIEL WAY, INC. AND SUBSIDIARY
(FORMERLY NETFRAN DEVELOPMENT CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004
(UNAUDITED)

NOTE 9 -	SUBSEQUENT EVENTS

On April 19, 2005, the Company’s wholly owned Delaware incorporated subsidiary Ariel Way, Inc. filed with the Delaware Secretary of State a Certificate of Designation creating a new series of two million (2,000,000) shares of Preferred Stock, designated as “Series A Redeemable Preferred Stock”. These shares are created out of Ariel Way’s previously authorized preferred stock.

On April 21, 2005, Netfran’s majority owned subsidiary, dbsXmedia, Inc., pursuant to an Asset Purchase Agreement (“the Asset Purchase Agreement”) by and among Loral Skynet Network Services, Inc., a Delaware corporation, CyberStar L.P., a Delaware limited partnership, CyberStar, LLC (collectively, “Sellers”) and dbsXmedia completed the acquisition of certain assets related to the business television services conducted by Sellers (the “BTV business”). dbsXmedia will assume certain liabilities associated with the BTV business and Sellers and dbsXmedia will enter into certain support and transition services agreements related to the future conduct of the BTV business.

The purchase price for the assets included cash, shares of Netfran’s common stock and the assumption of certain liabilities. The cash component of the purchase price or the purchased assets is $400,000, which will be paid in three installments: (i) $250,000 at the closing of the transaction, (ii) $75,000 on the first anniversary of the closing and (iii) $75,000 on the second anniversary of the closing. Netfran issued in aggregate 300,000 shares of Netfran’s common stock.

As part of the transaction, Netfran provided a guarantee of certain obligations of dbsXmedia to the Sellers. Under the terms of the guarantee agreement, Netfran will guarantee up to $3,000,000 of the obligations of dbsXmedia to the Sellers during the first one year period after the closing, which the amount will be reduced to $1,500,000 during the second one year period after the closing. The guarantee will expire on the second anniversary of the closing, except to the extent of any default occurring prior to such date.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Ariel Way, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

☐ except the common stock offered by this prospectus;

☐ in any jurisdiction in which the offer or solicitation is not authorized;

☐ in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

☐ to any person to whom it is unlawful to make the offer or solicitation; or

☐ to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

☐ there have been no changes in the affairs of Ariel Way, Inc. after the date of this prospectus; or

☐ the information contained in this prospectus is correct after the date of this prospectus.

PROSPECTUS 36,776,974 Shares of Common Stock ARIEL WAY, INC. August __, 2005

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

Information Not Required In Prospectus

Item 24. Indemnification Of Directors And Officers

Indemnification

Our Certificate of Incorporation and Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$9,000
Printing and Engraving Expenses	$3,000
Accounting Fees and Expenses	$22,000
Legal Fees and Expenses	$40,000
Blue Sky Qualification Fees and Expenses	$5,000
Miscellaneous	$6,000
TOTAL	$85,000

Item 26. Recent Sales Of Unregistered Securities

The following provides information concerning all sales of our securities within the last three years that were not registered under the Securities Act of 1933.

In January 2003, we issued 33,738 shares of our common stock as payment for legal services rendered to us during 2002. The value per share at the time legal services were rendered was $0.24 per share. These shares were deemed issuable as of December 31, 2002. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On February 11, 2003, pursuant to our 2003 Stock Incentive Plan, we granted to three executives and directors shares of restricted common stock. Each participant signed a restricted stock award agreement in connection with such grant. The awarded shares contain a restrictive legend restricting transfer without registration under the Securities Act of 1933 or an exemption there from. Each such participant is an accredited investor under Regulation D. The grantees were: Elliot Krasnow 200,000 shares; Robert S. Steinberg 100,000 shares; and Dellray Lefevere 25,000 shares. The value per share at the time the services were rendered was $0.25 per share. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On July 22, 2003, we signed a letter agreement with Stategica Management LLC of Miami, Florida to provide advisory services designed to generate at least $10 million of value over a three-year period ending in 2006. The value was to be in the form of funding, acquisition transactions or other business transactions identified by Strategica. In connection with the agreement, we issued 668,018 shares of common stock to Strategica. Since there could be no assurance of any level of value we may receive from such engagement, we retained the option to repurchase such shares to the extent that $10 million of value, as defined in the agreement, was not provided by Strategica during the term of the engagement. The value per share at the time the services were rendered was assumed to be $0.25 per share. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On August 19, 2004, we terminated its advisory agreement with Strategica Management LLC, as reported on Form 8-K filed with the Commission on August 26, 2004. The 668,018 shares of common stock issued to Strategica Management LLC were returned to the transfer agent for cancellation.

On February 2, 2005, under the terms of the Share Exchange Agreement, by and among us, Old Ariel Way and the holders of Old Ariel Way common stock, dated as of January 20, 2005, each share of Old Ariel Way common stock outstanding immediately prior to February 2, 2005 was converted into 1.6762 shares of our common stock. Our then outstanding common stock was not affected by the acquisition. As a result of the acquisition, we issued 33,289,434 shares of common stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the former stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common shares equal to the number of Old Ariel Way common shares underlying the option or warrant immediately prior to February 2, 2005 multiplied by 1.6762 and the exercise price of each option or warrant we issued equals the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to February 2, 2005 divided by 1.6762. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On February 2, 2005, after we acquired Old Ariel Way, we issued 499,341 shares of our common stock to Joel Bernstein, Esq., for providing legal services in connection with the acquisition transaction and we issued 499,342 shares of common stock to Mr. Michael Jordan for advisory services in connection with the acquisition transaction.

On April 28, 2005, pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P. and CyberStar, LLC, dbsXmedia purchased Loral Skynet’s Business Television product line and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired Loral Skynet’s BTV client base in exchange for cash and shares of common stock and the assumption of ongoing contracts for infrastructure support from Loral Skynet. As part of the transaction, we issued to Loral Skynet a total of 300,000 shares of common stock. The value per share at the time the transaction was $0.35 per share. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 23, 2004, Old Ariel Way issued an aggregate of 14,680,000 shares of its common stock in connection with a conversion to a corporation from a predecessor limited liability company, Ariel Way, LLC, as follows: 7,600,000 shares to The Dunhem Family Partnership, 2,800,000 shares to Anand Kumar, 1,100,000 shares to Magdy Battikha, 900,000 shares to Aziz Bennani, 900,000 shares to Voula Kanellias, 480,000 shares to Chivas Capital, Inc., 400,000 shares to J. David Morris, 300,000 shares to Michael H. Jordan, and 200,000 shares to Steven Toro. All of the shareholders had acquired their limited liability company interests from Ariel Way, LLC at various dates from the forming of Ariel Way, LLC on February 10, 2004. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 27, 2004, Old Ariel Way issued to Market Central, Inc., 2,000,000 shares of Old Ariel Way’s common stock pursuant to the terms of a Stock Purchase Agreement for a purchase consideration in an aggregate value of $250,000, consisting of the rights to certain software technology with a value of $200,000 and development/support services consideration rendered by Market Central’s senior executives with a value of $50,000. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 30, 2004, Old Ariel Way entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LLP. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. The issuance of the shares was valued at $1,108,800, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 30, 2004, Old Ariel Way issued to the stockholders of Enfotec 1,000,000 shares of Old Ariel Way’s common stock pursuant to the terms of a share exchange under which Old Ariel Way acquired Enfotec. In addition, on September 30, 2004, Old Ariel Way also issued to certain stockholders and creditors of Enfotec. 200,000 shares of Old Ariel Way common stock, valued at a fair value of $114,000, based on a price of $0.57 per share, pursuant to the terms of a settlement of certain liabilities of Enfotec. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, two million (2,000,000) shares of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 with the rights, preference and privileges set forth in the Certificate of Designation filed by Old Ariel Way on April 19, 2005 with the Delaware Secretary of State on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts, which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about us to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

Item 27. Exhibits And Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

Exhibit
No.	Description	Location

2.1	Share Exchange Agreement, by and among Netfran Development Corp., Ariel Way, Inc., and the shareholders of Ariel Way common stock, dated as of December 29, 2004.	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 8, 2005 (File No. 0-50051)

2.2	Amendment to Share Exchange Agreement, by and among Netfran Development Corp., Ariel Way, Inc., and the shareholders of Ariel Way common stock, dated as of January 20, 2005.	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on February 8, 2005 (File No. 0-50051)

2.3	Stock Purchase Agreement among Ariel Way, Inc. and dbsXmedia, Inc., dated February 15, 2005.	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on February 28, 2005 (File No. 0-50051)

2.4	Asset Purchase Agreement by and among dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., CyberStar, LLC and Netfran Development Corp. dated February 18, 2005.	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.5	Amendment No. One to Asset Purchase Agreement by and among dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., CyberStar, LLC and Netfran Development Corp., dated April 13, 2005	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.6	Security Agreement between dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC dated February 18, 2005	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.7	Teleport Service Agreement by and between dbsXmedia, Inc., and Loral Skynet Network Services, Inc., dated February 18, 2005	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

Exhibit
No.	Description	Location

2.8
Guaranty Agreement by Netfran Development Corp. in favor of Loral Skynet Network Services, Inc.,
CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, dated February 18, 2005
Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.9	Stockholders Agreement by and among dbsXmedia, Inc., Netfran Development Corp., and Zygot, LLC, dated February 21, 2005	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on February 28, 2005 (File No. 0-50051)

2.10	Stock Purchase Agreement between Ariel Way, Inc. and Market Central, Inc., dated September 24, 2004	Filed herewith

2.11	Agreement and Plan of Merger between Ariel Way, Inc. and Enfotec, Inc., dated September 30, 2004	Incorporated by reference to Exhibit 2.5 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

3.1	Articles of Incorporation, dated January 24, 2000, of Registrant	Incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form SB-2 (file no. 333-102894) filed on July 26, 2001 (File No. 0-50051)

3.2	By-laws of Registrant, dated January 24, 2000.	Incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form SB-2 (file no. 333-102894) filed on July 26, 2001. (File No. 0-50051)

3.3	Articles of Amendments to Articles of Incorporation, dated April 28, 2005, of the Registrant	Incorporated by reference to Exhibit A to the Company's Schedule 14C Information Statement filed on April 28, 2005.

3.4	Certificate of Conversion of Ariel Way, LLC, dated September 23, 2004.	Filed herewith

3.5	Certificate of Incorporation of Ariel Way, Inc. (DE), dated September 23, 2004.	Filed herewith

3.6	Certificate of Designations of Series A Redeemable Preferred Stock, dated April 19, 2005	Filed herewith

3.7	By-Laws of Ariel Way, Inc. (DE), dated September 23, 2004	Filed herewith

5.1	Legal Opinion of Kelley Drye & Warren LLP	To be filed by amendment

10.1	Standby Equity Distribution Agreement, dated July 21, 2005 between Ariel Way, Inc. and Cornell Capital Partners, LP	Filed herewith

10.2	Registration Rights Agreement, dated July 21, 2005, between Ariel Way, Inc. and Cornell Capital Partners, LP	Filed herewith

10.3	Placement Agent Agreement, dated July 21, 2005, between Ariel Way, Inc., Newbridge Securities Corporation and Cornell Capital Partners, LP	Filed herewith

Exhibit
No.	Description	Location

10.4	Escrow Agreement, dated July 21, 2005, between Ariel Way, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq.	Filed herewith

10.5	Termination Agreement, dated July 20, 2005, between Ariel Way, Inc. and Cornell Capital Partners, LP	Filed herewith

10.6	Securities Purchase Agreement dated September 30, 2004, between Ariel Way, Inc. and Cornell Capital Partners, LP	Filed herewith

10.7	Investor Registration Rights Agreement dated September 30, 2004, between Ariel Way, Inc. and Cornell Capital Partners, LP	Filed herewith

10.8	Security Agreement dated September 30, 2004, between Ariel Way, Inc. and Cornell Capital Partners, LP	Filed herewith

10.9	Irrevocable Transfer Agent Instructions dated September 30, 2004, between Ariel Way, Inc. and Interwest Transfer Co., Inc.	Filed herewith

10.10	Secured Convertible Debenture issued by Ariel Way, Inc. on July 21, 2005 to Cornell Capital Partners, LP	Filed herewith

10.11	Promissory Note by Ariel Way, Inc. and Cornell Capital Partners, LP, dated February 1, 2005	Incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.12	Guaranty given by Arne Dunhem in Favor of Cornell Capital Partners, LP, dated February 1, 2005	Incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.13	Pledge and Escrow Agreement by and among Cornell Capital Partners, LP, dated February 1, 2005, Ariel Way, Inc., Arne Dunhem and David Gonzalez, Esq., dated February 1, 2005	Incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.14	Independent Contractor Consulting Agreement between Securities Counseling and Management, Inc. and Ariel Way, Inc. dated August 16, 2004	Incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K(File No. 0-50051)B filed on April 15, 2005

10.15	Warrant Agreement between Ariel Way, Inc. and Arne Dunhem dated August 1, 2004 and Amendment No. 1 to Warrant Agreement between Arne Dunhem and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.16	Warrant Agreement between Ariel Way, Inc. and Anand Kumar dated August 10, 2004 and Amendment No. 1 to Warrant Agreement between Anand Kumar and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.17
Warrant Agreement between Ariel Way, Inc. and Voula Kanellias dated August 10, 2004 and Amendment No. 1 to
Warrant Agreement between Voula Kanellias and Netfran Development Corp., dated March 21, 2005.
Incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

Exhibit
No.	Description	Location

10.18	Warrant Agreement between Ariel Way, Inc. and Magdy Battikha dated November 1, 2004 and Amendment No. 1 to Warrant Agreement between Magdy Battikha and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.19	Warrant Agreement between Ariel Way, Inc. and Aziz Bennani dated November 1, 2004 and Amendment No. 1 to Warrant Agreement between Aziz Bennani and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.20	Independent Contractor Services Fee Agreement between Michael Jordan and Netfran Development Corp., dated December 28, 2004	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed on February 28, 2004 (File No. 0-50051)

10.21	Legal Services Fee Agreement between Joel Bernstein, Esq. and Netfran Development Corp., dated December 28, 2004	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed on February 28, 2004 (File No. 0-50051)

10.22	Warrant Agreement between Ariel Way, Inc. and Oberon Securities, LLC dated May 28, 2005.	Filed herewith

10.23	Promissory Note issued by Ariel Way, Inc. on July 28, 2005 to Cornell Capital Partners, LP	Filed herewith

10.24	Warrant issued by Ariel Way, Inc. on July 28, 2005 to Cornell Capital Partners, LP	Filed herewith

21.1	List of Subsidiaries	Filed herewith

23.1	Consent of Kelley Drye & Warren LLP.	Contained in Exhibit 5.1.

23.2	Consent of Bagell, Josephs & Company, L.L.C., dated July 25, 2005	Filed herewith

24.1	Powers of Attorney	Included on signature page

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-9

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Vienna, Virginia.

ARIEL WAY, INC.

By: /s/ Arne Dunhem
Name: Arne Dunhem
Title: President and Chief Executive Officer
Date: August 9, 2005

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arne Dunhem his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Arne Dunhem	President and Chief Executive Officer,	August 9, 2005
Arne Dunhem	Chairman of the Board (Principal
Executive Officer)

/s/ Leif T. Carlsson	Director	August 9, 2005
Leif T. Carlsson

/s/ Voula Kanellias	Chief Financial Officer (Principal	August 9, 2005
Voula Kanellias	Financial and Principal Accounting
Officer)